Exhibit 10.22
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
[NAME OF PARTNERSHIP]
[______], 2012
THE LIMITED PARTNERSHIP INTERESTS (THE “PARTNERSHIP INTERESTS”) OF [NAME OF PARTNERSHIP] (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT. THE PARTNERSHIP INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
[NAME OF PARTNERSHIP]
     This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of [NAME OF PARTNERSHIP] (the “Partnership”) is entered into by and among the Partners (as defined below) on [____], 2012, effective as of [____], 2012 (the “Effective Date”).
     WHEREAS, the General Partner (as defined below) and [_________] (the “Initial Limited Partner”) have entered into a limited partnership agreement dated [______________] and formed an exempted limited partnership under the laws of the Cayman Islands; and
     WHEREAS, the parties hereto desire to enter into this Agreement to permit the admission of the Limited Partners and further to make the modifications hereinafter set forth.
     ACCORDINGLY, FOR AND IN CONSIDERATION OF the mutual covenants, rights and obligations set forth in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each Partner acknowledges and confesses, the Partners agree to amend and restate the Limited Partnership Agreement in its entirety as follows:
ARTICLE I.
DEFINITIONS
     1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings:
     “Act” means the Exempted Limited Partnership Law (2007 Revision) of the Cayman Islands and any successor statute, as amended from time to time.
     “Additional Capital Contributions” has the meaning given to that term in Section 4.02.
     “Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with such first Person. No portfolio company of any Carlyle collective investment fund shall be deemed an Affiliate of the General Partner or any of its Affiliates.
     “Agreement” has the meaning given to that term in the introductory paragraph hereof.
     “Alternative Investment Vehicle” has the meaning given to such term in Section 2.09(a).
     “Bankrupt Partner” means any Partner:

     (a) that (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary bankruptcy petition, (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for such Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Partner in a proceeding of the type described in clauses (i)-(iv), (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Partner or of all or any substantial part of the Partner’s properties, or (vii) dies or is declared incompetent, or
     (b) with respect to which (i) a proceeding is commenced seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law and 90 days have expired without the proceeding being dismissed, or (ii) without that Partner’s consent or acquiescence, a trustee, receiver, or liquidator is appointed of that Partner or of all or any substantial part of its properties and 90 days have expired without the appointment being vacated or stayed, or if stayed, 90 days have expired after the date of expiration of a stay, unless the appointment has been vacated.
     “Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks in the Cayman Islands or the State of New York generally are closed.
     “Capital Account” has the meaning given to such term in Section 4.08.
     “Capital Contribution” means as to any Partner and any Series and at any time, any contribution by such Partner to the capital of the Partnership with respect to such Series at such time.
     “Capital Investment Distributable Proceeds” means, for each separate Investment in a given Series, the Capital Investment Proceeds received by the Partnership from the Fund Entities plus the amount of proceeds received by the Partnership from the Disposition of the Partnership’s ownership interest in one or more of the Fund Entities related to such Series to the extent such proceeds are attributable to the Disposition of the right to receive Capital Investment Proceeds in respect of such Investment and such Series.
     “Capital Investment Proceeds” means, for any period and for each separate Investment in a given Series, the amount of cash and property of the Partnership with respect to such Series (other than Profits Interest Proceeds) that has been distributed to the Partnership by the Fund Entities related to such Series with respect to such Investment and such Series during such period.
     “Carlyle” means Carlyle Investment Management L.L.C., a Delaware limited liability company, together with its Affiliates. The term “Carlyle” shall be deemed not to include any portfolio company of any Carlyle collective investment fund.
     “Carrying Value” means with respect to a Partnership asset, the asset’s adjusted basis for federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704–1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution, other than pursuant to the initial formation of the Partnership; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership Interest is relinquished to the Partnership; or (d) any other date specified in Treasury Regulations; provided that such adjustments shall be made only if the General Partner determines such adjustments are appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value and depreciation shall be calculated by reference to Carrying Value, instead of tax basis, once Carrying Value differs from tax basis. The carrying value of any asset contributed (or deemed contributed under Treasury Regulations Section 1.704–1(b)(1)(iv)) by a Partner to the Partnership will be the fair market value of the asset at the date of its contribution thereto.
     “Class A Limited Partner” means any Person executing this Agreement as a Class A Limited Partner or hereafter admitted to the Partnership as a Class A Limited Partner, as provided in this Agreement, in their capacity as a Class A Limited Partner, but does not include any Person who has ceased to be a Limited Partner.
     “Class A Distributions Interest” has the meaning given to such term in Section 3.05(b)(i).
     “Class B Distributions Interest” has the meaning given to such term in Section 3.05(b)(ii).
     “Class B Escrow Account” has the meaning given to such term in Section 5.03(a).
     “Class B Limited Partner” means any Person executing this Agreement as a Class B Limited Partner or hereafter admitted to the Partnership as a Class B Limited Partner, as provided in this Agreement, in their capacity as a Class B Limited Partner, but does not include any Person who has ceased to be a Class B Limited Partner. Where applicable, references herein to Class B Limited Partner shall include each Feeder Fund Investor in a Feeder Fund that is a Class B Limited Partner.
     “Class C Limited Partner” means any Person executing this Agreement as a Class C Limited Partner or hereafter admitted to the Partnership as a Class C Limited Partner, as provided in this Agreement, in their capacity as a Class C Limited Partner, but does not include any Person who has ceased to be a Class C Limited Partner. For the avoidance of doubt, Class C Limited Partners shall not be assigned Sharing Ratios.
     “Clawback Amount” has the meaning given to such term in Section 4.03(a).
     “Code” means the Internal Revenue Code of 1986, as amended.

     “Confidential Information” has the meaning given to such term in Section 7.02(a).
     “Control” (or variations thereof) means the possession, directly or indirectly, through one or more intermediaries, of the following: (a) in the case of a corporation, more than 50% of the voting power of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions) or ownership of more than 50% of the capital interests therein or ownership of more than 50% of the ownership interests therein; (c) in the case of a trust or estate, more than 50% of the beneficial interest therein; (d) in the case of any other Entity, more than 50% of the economic or beneficial interest therein; or (e) in the case of any Entity, the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of the Entity.
     “Default Interest Rate” means a rate per annum equal to the lesser of (a) 4% plus a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. (or any successor thereto) from time to time as its prime rate in effect at its principal office in New York City, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.
     “Delinquent Partner” has the meaning given to such term in Section 4.05.
     “Disability” means, with respect to any individual, such individual’s incapacitation by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder for a period of at least 180 days during any 12-month period.
     “Dispose,” “Disposing” or “Disposition” means a sale, assignment, transfer, exchange, pledge, grant of a security interest, or other voluntary or involuntary disposition or encumbrance, or the acts thereof.
     “Distribution Ratio” means, for each Partner in a Series, the ratio of (i) the cumulative amount of all distributions of Profits Interest Distributable Proceeds distributed to such Partner with respect to such Series plus all amounts deemed distributed to such Partner with respect to such Series pursuant to Sections 5.02(b), 5.02(c) and 5.03(h) hereof, plus any True-Up Distribution Amounts received by such Partner with respect to such Series pursuant to Section 4.04 minus any True-Up Contribution Amounts in respect to such Series contributed to the Partnership by such Partner pursuant to Section 4.04 to (ii) the cumulative amount of all distributions of Profits Interest Distributable Proceeds distributed to all Partners with respect to such Series (plus all amounts deemed distributed to any Partner with respect of such Series pursuant to Sections 5.02(b), 5.02(c) and 5.03(h) hereof).
     “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

     “Enforcement Expenses” has the meaning given to such term in Section 4.05(b)(iv).
     “Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.
     “Equity Pools” means limited liability companies or other entities established for each calendar year to indirectly hold a portion of the “carried” profits interest earned in respect of certain investments made during such year by certain investment funds controlled by Carlyle. Carlyle may determine in its sole and absolute discretion not to form a separate entity to hold such interest in which case the entity designated by Carlyle will continue to hold such interest.
     “Family Member” means, for any Partner who is an individual, a spouse, lineal ancestor, lineal descendant, brother or sister of such Partner, or lineal descendant of a brother or sister of such Partner, or such other related individual deemed to be a Family Member by the General Partner in the General Partner’s sole and absolute discretion.
     “First Anniversary Date” has the meaning given to such term in Section 10.03(a)(iv).
     “Feeder Fund” A Limited Partner that is (a) formed to serve as a collective investment vehicle which will invest substantially all of its investable assets in the Partnership, any Alternative Investment Vehicle, any Fund Entity and/or the general partner of any Fund Entity and (b) designated as such in writing by the General Partner upon its admission to the Partnership.
     “Feeder Fund Investor” means a partner or similar investor in any Feeder Fund.
     “Fund Agreements” means, with respect to each Series of the Partnership, the limited partnership agreements, or similar governing documents, as amended or modified from time to time, of the Fund Entities making the Investments that comprise the assets of such Fund Entity and, indirectly, such Series including, where applicable, the Main Fund Partnership Agreement.
     “Fund AIV” means an alternative investment vehicle of any Fund Entity.
     “Fund Entity” means any Entity or vehicle or series thereof designated by the General Partner as a Fund Entity for purposes hereof.
     “General Interest Rate” means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. (or any successor thereto) from time to time as its prime rate in effect at its principal office in New York City, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.
     “General Partner” means [_______________], a Cayman Islands exempted company, or any successor approved by the General Partner, or, subject to applicable law, if there is no General Partner, by the unanimous election of all of the Limited Partners.
     “Guarantee” has the meaning given to such term in Section 4.03(h).
     “Indemnified Party” has the meaning given to such term in Section 6.08(a).
     “Industry Deal Team” means one or more Persons who the General Partner determines to have investment expertise in a particular industry (e.g., telecommunications or healthcare) or in a particular geography (e.g., Asia or Europe), and who devote a substantial majority of their business efforts on behalf of Carlyle to the analysis, acquisition, monitoring and disposition of investments in such industry or geography.
     “Initial Capital Contribution” has the meaning given to such term in Section 4.01.
     “Initial Limited Partner” has the meaning given to such term in the preamble.
     “Initial Vesting Date” has the meaning given to such term in Section 10.03(a)(v).
     “Investment” means each separate direct or indirect investment that is acquired or made by one or more of the Fund Entities (for the avoidance of doubt, for the purpose of this Agreement the date an Investment was “acquired” shall mean the date on which the Fund Entities closed on the Investment as determined by the General Partner in its sole and absolute discretion). In the sole and absolute discretion of the General Partner, if the Fund Entities acquire interests in a single property or a single portfolio company in multiple tranches at different times, each separate tranche may be treated as a separate Investment (and Series) for the purposes of this Agreement. Furthermore, in the sole and absolute discretion of the General Partner, if one or more of the Fund Entities is a special purpose vehicle created to coinvest alongside (or in lieu of) the Main Fund or its successor funds, each investment acquired by such special purpose vehicle may be treated as a separate Investment (and Series) for the purposes of this Agreement. The Partnership’s indirect ownership interest in the Investment or Investments made by related Fund Entities shall be allocated to and represented by a single Series of Partnership Interests pursuant to Section 2.08 and as designated by the General Partner.
     “Investment Gains” with respect to (i) any Realized Investment, means the Realized Investment Gains relating to such Realized Investment and (ii) any Investment that is not a Realized Investment, means any current proceeds received with respect to such Investment other than any “Reduction in Capital Proceeds” for purposes of the Main Fund Partnership Agreement.
     “Investment Sharing Ratio Letter” means the letter designating the Sharing Ratio of each Partner for each Investment and the Series of Partnership Interests of which such Investment shall constitute a part of the assets. A record of each Investment Sharing Ratio Letter shall be maintained by the General Partner. The Investment Sharing Ratio Letter shall be prepared at least annually, and shall provide each Limited Partner’s expected initial Sharing Ratio for all Investments acquired in a defined time period, which is expected to be one year, but may be varied by the General Partner. The General

Partner may adjust the Sharing Ratio in accordance with this Agreement with respect to a specific Investment, but shall deliver a separate Investment Sharing Ratio Letter setting forth the adjusted Sharing Ratio. The General Partner shall issue a separate Investment Sharing Ratio Letter to each Feeder Fund in respect of each Feeder Fund Investor therein that has a Sharing Ratio.
     “Key Participants” means the Class B Limited Partners (including Feeder Fund Investors) listed as Key Participants on the books and records of the Partnership. The General Partner may amend the books and records of the Partnership in its sole and absolute discretion (without the consent of any other Partner) to list additional Class B Limited Partners (including Feeder Fund Investors) as Key Participants or to remove a Class B Limited Partner (including a Feeder Fund Investor) as a Key Participant.
     “Limited Partner” means any Class A Limited Partner, Class B Limited Partner or Class C Limited Partner.
     “Losses” has the meaning given to such term in Section 6.08(a).
     “Main Fund” [NAME OF UNDERLYING FUND], a Cayman Islands exempted limited partnership.
     “Main Fund Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Main Fund, as the same may be amended, modified or supplemented from time to time.
     “Majority in Interest” means, in combination and with respect to any Series, Partnership Interests of one or more Class A Limited Partners of such Series which, in the aggregate, are entitled to the combined Sharing Ratio of more than 50% of the Sharing Ratio of all of the Class A Limited Partners of that Series.
     “Minimum Percentage” means, for each Key Participant, the percentage designated in such Key Participant’s Minimum Percentage Letter. Except as provided in Section 10.03 or as may be provided by written agreement between a Key Participant (or, in the case of a Key Participant that is a Feeder Fund Investor, the applicable Feeder Fund on such Key Participant’s behalf) and the General Partner, a Class A Limited Partner or their respective Affiliates (whether such agreement is entered into before or after the Effective Date), the General Partner may decrease the Minimum Percentage of a Key Participant (a) to the extent necessary to dilute the Key Participant to accommodate the addition of new members to a deal team, (b) to the extent the General Partner determines that a decrease of the Minimum Percentage of a Key Participant is necessary or desirable to accommodate the assignment of a Sharing Ratio for an Investment to one or more Limited Partners who are part of an Industry Deal Team that the General Partner has determined in its sole and absolute discretion is responsible, in whole or in part, for sourcing, negotiating or managing such Investment, (c) to reflect inadequate performance by the Key Participant as determined by the General Partner in its sole and absolute discretion, (d) to reflect a change in the role that a Key Participant serves with respect to the Fund Entities, (e) if the General Partner determines in good faith that a Key

Participant’s Minimum Percentage should be reduced to reflect the quality or extent of such Key Participant’s services to the Partnership or its Affiliates relative to the services provided by other Key Participants, or (f) if the General Partner determines in good faith that a valid business reason justifies the reduction of a Key Participant’s Minimum Percentage. The General Partner in its sole and absolute discretion (without the consent of any other Partner) may increase the Minimum Percentage of a Key Participant. Adjustments to the Minimum Percentage of a Key Participant will be effective prospectively.
     “Minimum Percentage Letter” means the letter from the General Partner to each Key Participant (or, in the case of a Key Participant that is a Feeder Fund Investor, to the applicable Feeder Fund in respect of such Feeder Fund Investor) designating the Minimum Percentage of such Key Participant. A record of each Minimum Percentage Letter shall be maintained by the General Partner. In the event the General Partner adjusts the Minimum Percentage of a Key Participant in accordance with this Agreement, the General Partner shall deliver a Minimum Percentage Letter setting forth the Key Participant’s adjusted Minimum Percentage.
     “Net Income” or “Net Loss” for any fiscal period means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (and Net Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as a gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (and Net Loss) pursuant to this definition shall be treated as deductible items.
     “1940 Act” has the meaning given to that term in Section 3.06.
     “Nominee” has the meaning given to that term in Section 3.03(c).
     “Non-Delinquent Partners” has the meaning given to such term in Section 4.05.
     “Officer” means any Person designated as an officer of the Partnership pursuant to Section 6.09.
     “Operating Expenses” means, for any period and any Series of Partnership Interests, the total amount of operating and other transaction expenses incurred or paid by or on behalf of the Partnership and allocated by the General Partner in its sole and absolute discretion to such Series during such period, including all legal fees, accounting fees, management fees, disposition fees, organization expenses, startup costs, overhead costs and reimbursements during such period of advances made by Partners of such Series to pay such expenses of the Partnership with respect to such Series.
     “Participants” has the meaning given to such term in Section 12.10.
     “Partner” means any General Partner or Limited Partner.
     “Partnership” means [NAME OF PARTNERSHIP], a Cayman Islands exempted limited partnership, which is organized, operated and governed pursuant to this Agreement.
     “Partnership Counsel” has the meaning given to such term in Section 12.09.
     “Partnership Interest” has the meaning given to such term in Section 2.08.
     “Percentage Cap” has the meaning given to such term in Section 3.03(e).
     “Person” means any natural person or Entity.
     “PIDP Actual Amount” means, for each Partner as of the applicable date of calculation hereunder, the sum of (a) the actual amount of Profits Interest Distributable Proceeds distributed to such Partner as of such date with respect to all Investments plus (b) the amount of reserves of Profits Interests Distributable Proceeds in the Class B Escrow Account with respect to such Investments that the General Partner determines is being held on behalf of such Partner as of such date plus (c) any other amount of Profits Interests Distributable Proceeds deemed distributed to such Partner as of such date with respect to such Investments.
     “PIP Ratio” means, for each Investment in a given Series as of the applicable date of calculation hereunder, the ratio of (A) the Profits Interest Proceeds for such Investment as of such date to (B) the cumulative total Profits Interest Proceeds for all Investments in such Series as of such date.
     “Potential Clawback” has the meaning given to such term in Section 5.03(a).
     “Profits Interest Distributable Proceeds” means for each separate Investment in a given Series, the excess of (i) the Profits Interest Proceeds received by the Partnership from the Fund Entities for that Investment plus the amount received by the Partnership of proceeds from the Disposition of the Partnership’s ownership interest in one or more of the Fund Entities related to such Series to the extent such proceeds are attributable to the right to receive Profits Interest Proceeds in respect of such Investment and such Series, over (ii) the Operating Expenses incurred by the Partnership in respect of such Series and not previously paid or reimbursed from the proceeds of any other Investment in such Series.
     “Profits Interest Proceeds” means, for each separate Investment in a given Series, the amount of cash and other property of the Partnership and such Series that has been distributed (or deemed distributed) to the Partnership by the Fund Entities and is directly attributable to the Partnership’s carried interest in the Fund Entities.
     “Purchasing Partners” has the meaning given to such term in Section 10.02.
     “Realized Investment Gains” means, for each Realized Investment, the excess of (i) the cumulative amount of all distributions made (or deemed to have been made) by the Fund Entities (to all their members in the aggregate) that were generated from such Realized Investment, over (ii) the sum of the aggregate amount of capital contributions made by all Persons to the Fund Entities that were used to acquire such Realized Investment.
     “Realized Investments” means, as of any date and with respect to any Series, all Investments of that Series that have been (or have been deemed to be) the subject of a Disposition (including partial Dispositions) on or before such date; provided that an Investment shall be treated as not having been the subject of a Disposition to the extent that the proceeds from such Investment constitute “Reduction in Capital Proceeds” for purposes of the Main Fund Partnership Agreement.
     “RIG Ratio” means, for each Investment in a given Series as of the applicable date of calculation hereunder, the ratio of (A) Investment Gains for such Investment as of such date to (B) the cumulative total of Investment Gains for all Investments in such Series as of such date.
     “Rules” has the meaning given to such term in Section 12.09.
     “SEC” has the meaning given to such term in Section 10.03(d).
     “Second Anniversary Date” has the meaning given to such term in Section 10.03(a)(iii).
     “Securities Act” has the meaning given to such term in Section 12.10(c)(vii).
     “Series” means a separate series of Partnership Interests corresponding to a specified Investment or Investments by related Fund Entities which is designated as a separate “Series” of Partnership Interests by the General Partner in accordance with Section 2.08 hereof. The relative, participating, optional or other rights of each Series and the qualifications, limitations or restrictions thereof shall be defined in an Investment Sharing Ratio Letter, which shall adopt a name for such Series (e.g., “First Series”) which is distinct from the name of any then-existing Series. With respect to Partners, “Series” means those Partners holding the Partnership Interests that constitute a specified Series of Partnership Interests.
     “Seventh Anniversary Date” has the meaning given to such term in Section 10.03(a)(i).
     “Sharing Ratio” means, subject to adjustments as provided herein, with respect to a particular Limited Partner (other than a Class C Limited Partner) and for each separate

Investment in a given Series, the percentage set forth opposite such Limited Partner’s name on the Investment Sharing Ratio Letter for such Investment and such Series. The Limited Partners’ Sharing Ratios with respect to a Series shall be subject to adjustment as provided under this Agreement, including, without limitation, on account of (i) the admission of Limited Partners to the Series, (ii) forfeitures by a Class B Limited Partner of such Series pursuant to Section 10.03, and (iii) Dispositions pursuant to Section 3.05.
     “Special Limited Partner” means [     ].
     “Tax Advances” has the meaning given to such term in Section 5.02(b).
     “Temporary Investments” means short-term investments in money market funds, bank accounts and other money market instruments reasonably determined by the General Partner to be of high quality.
     “Termination Date” has the meaning given to such term in Section 10.03(a).
     “Third Anniversary Date” has the meaning given to such term in Section 10.03(a)(ii).
     “Transferring Partner” has the meaning given to such term in Section 3.05(b)(ii).
     “True-Up Contribution Amount” means, for each Partner as of the applicable date of calculation hereunder, the excess, if any, of (x) the PIDP Actual Amount of such Partner as of such date, over (y) the amount of all Profits Interest Distributable Proceeds allocated to such Partner in such Partner’s investment tracking account as of such date pursuant to Section 5.02(a)(ii)(B).
     “True-Up Distribution Amount” means, for each Partner as of the applicable date of calculation hereunder, the excess, if any, of (a) the amount of all Profits Interest Distributable Proceeds allocated to such Partner in such Partner’s investment tracking account as of such date pursuant to Section 5.02(a)(ii)(B) over (b) the PIDP Actual Amount of such Partner as of such date.
     1.02 Other Definitions. Other terms defined herein have the meanings so given them.
     1.03 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.
     1.04 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

ARTICLE II.
ORGANIZATION
     2.01 Organization. The parties hereto continue an exempted limited partnership formed on [_____________] pursuant to the Act.
     2.02 Name. The name of the Partnership is “[NAME OF PARTNERSHIP]” and all Partnership business must be conducted in such name or such other names that comply with applicable law as the General Partner may select from time to time.
     2.03 Registered Office; Registered Agent; Other Offices. The address of the Partnership’s registered office in the Cayman Islands is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The name and address of the Partnership’s registered agent for service of process is Walkers, Walker House, 87 Mary Street, George Town, Grand Cayman KY-9001, Cayman Islands. The principal office of the Partnership in the United States shall be at such place as the General Partner may designate from time to time. The Partnership may have such other offices as the General Partner may determine appropriate.
     2.04 Purpose. The Partnership is formed to engage in any lawful activity for which exempted limited partnerships may be formed under the Act.
     2.05 Organizational Certificates and Other Filings; Limitations on Conduct of Business. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the operation of an exempted limited partnership under the laws of the Cayman Islands, (b) if the General Partner deems it advisable, the operation of the Partnership as an exempted limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate and (c) all other filings required to be made by the Partnership. The Partnership shall not undertake business with the public in the Cayman Islands other than so far as may be necessary for the carrying on of the activities of the Partnership exterior to the Cayman Islands.
     2.06 Term. The Partnership commenced upon the execution of the initial exempted limited partnership agreement of the Partnership dated [_____________] and was registered as an exempted limited partnership upon the filing of record of the principal terms of the Partnership pursuant to Section 9 of the Act with the Cayman Islands Registrar of Exempted Limited Partnerships on [______________], and shall continue in existence until [________________] or such earlier time as may be specified in this Agreement, the Act or other applicable law.
     2.07 Merger, Consolidation or Conversion. The Partnership may merge, consolidate or convert with or into another business entity, or enter into an agreement to do so, only with the consent and agreement of the General Partner, but without the consent of any other Person.
     2.08 Series of Partnership Interests. The Partners intend hereby to establish separate Series of interests in the Partnership (each such interest, a “Partnership Interest”) and separate

Series of Partners in the Partnership. Each Series shall correspond to a specified Investment or Investments by related Fund Entities (as designated by the General Partner) and shall be designated as a separate “Series” by the General Partner. The General Partner in its sole and absolute discretion may create additional Series of Partnership Interests and Partners with such rights, powers and duties as the General Partner may determine in its sole and absolute discretion subject to the terms and provisions hereof, and may admit any Person as a Partner of any such additional Series without the consent of any other existing Partner; provided that any Investment deemed to be a co-investment in the sole and absolute discretion of the General Partner shall not be included in any Series with Investments that are not deemed to be co-investments in the sole and absolute discretion of the General Partner. Each Partner, by its execution hereof, shall be deemed to have granted the General Partner the irrevocable power of attorney (which, it is hereby agreed among the Partners, is intended to secure an interest in property and, in addition, the obligations of each relevant Partner under this Agreement, and shall be irrevocable and shall survive and not be affected by the subsequent disability or incapacity of such Partner (or if such Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof)) to amend this Agreement in such ways as may be necessary to create any separate Series permitted by this Section 2.08 without any further action or approval by any other Partner. The power of attorney granted in this Section 2.08 is intended to secure an interest in property and, in addition, the obligations of each relevant Partner under this Agreement and shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of a Partner and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for all Partners (or any of them) required to execute any such instrument, and executing such instrument acting as attorney-in-fact. No Partner shall revoke the above power of attorney. The Partners agree that, except as otherwise provided in the Agreement, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series, and not against the assets of any other Series or the assets of the Partnership generally, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other Series shall be enforceable against the assets of such Series. Notwithstanding any other provision hereof, separate and distinct records shall be maintained with respect to each Series, and the assets associated with each Series shall be held and accounted for separately from the other assets of the Partnership or any other Series thereof. Expenses incurred in organizing the Partnership and any Series, and expenses deemed to be expenses of the Partnership generally shall, in each case, be allocated to the various Series in such amounts and proportions as the General Partner shall determine appropriate.
     2.09 Alternative Investment Vehicles. (a) If the General Partner determines, in its sole and absolute discretion, that it is in the best interests of one or more Partners, Carlyle or any Fund Entity that one or more Partners participate in one or more Investments through an alternative investment vehicle, the General Partner may structure the making of such Investment or Investments outside of the Partnership by requiring each such Partner to make any such Investment directly or through a partnership or other similar vehicle organized by or at the request of the General Partner (an “Alternative Investment Vehicle”) that will invest on behalf of such Partners in lieu of the Partnership. Each Partner participating in an Alternative Investment Vehicle shall make Capital Contributions, directly or indirectly, to such Alternative Investment Vehicle to the extent, for the same purposes and on substantially the same terms and conditions, in each case in all material respects, to the extent appropriate in furtherance of the purposes of this Section 2.09 as each such Partner would be required to make Capital Contributions to the Partnership. In the event one or more Partners participate in an Investment through an Alternative Investment Vehicle, distributions of cash and other property and the allocations of income, gain, loss, deduction, expense and credit from any such Alternative Investment Vehicle, and the determination of allocations and distributions pursuant to Article V hereof and of any capital contributions in respect of any Clawback Amount, shall be determined as if such Partners had participated in such Investment through the Partnership.
     (b) In the case of an Investment made through a Fund AIV, distributions of cash and other property and the allocations of income, gain, loss, deduction, expense and credit from any such Fund AIV, and the determination of allocations and distributions pursuant to Article V hereof and of any capital contributions in respect of any Clawback Amount, shall be determined as if each such Investment made by such Fund AIV were an investment made by the Main Fund.
     (c) Each Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee’s name, place and stead, all in accordance with the terms of this Agreement, all agreements and instruments necessary or advisable to form an Alternative Investment Vehicle and admit such Partner as a security holder thereof and to consummate any Investment related thereto, including the execution of the organizational documents with respect to such Alternative Investment Vehicle (and amendments thereto consistent with this Section 2.09(c)). The power of attorney granted in this Section 2.09(c) is intended to secure an interest in property and, in addition, the obligations of each relevant Partner under this Agreement and shall be irrevocable, shall survive and not be affected by the dissolution, bankruptcy or legal disability of a Partner and shall extend to its successors and assigns; and may be exercisable by such attorney-in-fact and agent for all Partners (or any of them) required to execute any such instrument, and executing such instrument acting as attorney-in-fact. No Partner shall revoke the above power of attorney. Any Person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, each Partner shall execute and deliver to the Partnership within ten (10) calendar days after the receipt of a request therefore, such further designations, powers of attorney or other instruments as the General Partner shall reasonably deem necessary for the purposes hereof.
     2.10 Feeder Fund. The Interest of a Feeder Fund shall be treated as Interests held by more than one Limited Partner for purposes of determining the appropriate treatment of such Feeder Fund in connection herewith, in light of the multiple Feeder Fund Investors in such Feeder Fund. This shall include reflecting on the books and records of the Partnership a separate Interest held by such Feeder Fund with respect to each Feeder Fund Investor therein.

ARTICLE III.
PARTNERS; DISPOSITIONS OF INTERESTS
     3.01 Partners. Each of the Persons executing this Agreement effective as of the Effective Date is hereby admitted to or continues as a partner of the Partnership effective as of the Effective Date.
     3.02 Withdrawal of Initial Limited Partner. The Initial Limited Partner shall be deemed to have withdrawn from the Partnership upon execution of this Agreement by the General Partner and the first additional Limited Partner.
     3.03 Sharing Ratios.
     (a) A separate Sharing Ratio shall be assigned by the General Partner to each Partner (other than Class C Limited Partners) of a Series for each separate Investment within such Series. The Sharing Ratios for each separate Investment in a given Series shall be set forth on a separate Investment Sharing Ratio Letter for each Partner for such Investment within such Series.
     (b) The Sharing Ratio assigned to any Key Participant with respect to each Investment shall not be less than the Minimum Percentage of such Key Participant in effect as of the date the Fund Entities acquire such Investment; provided, however, that (i) any Key Participant (or, in the case of a Key Participant that is a Feeder Fund Investor, the applicable Feeder Fund on such Key Participant’s behalf) may agree with the General Partner to a Sharing Ratio for any Investment that is less than such Key Participant’s Minimum Percentage, (ii) all Sharing Ratios are subject to adjustment pursuant to Section 10.03 hereof notwithstanding the designated Minimum Percentage, and (iii) the Sharing Ratio assigned to any Key Participant for an Investment may be less than such Key Participant’s Minimum Percentage (A) to the extent necessary to dilute the Key Participant to accommodate the addition of new members to a deal team, (B) to the extent the General Partner determines that such a dilution of the Sharing Ratio of a Key Participant for an Investment is necessary or desirable to accommodate the assignment of a Sharing Ratio for such Investment to one or more Limited Partners who are part of an Industry Deal Team that the General Partner has determined in its sole and absolute discretion is responsible, in whole or in part, for sourcing, negotiating or managing such Investment, (C) to reflect inadequate performance by the Key Participant, as determined by the General Partner in its sole and absolute discretion, (D) to reflect a change in the role that a Key Participant serves with respect to the Fund Entities, (E) if the General Partner determines in good faith that a Key Participant’s Sharing Ratio should be reduced to reflect the quality or extent of such Key Participant’s services to the Partnership or its Affiliates relative to the services provided by other Key Participants, or (F) if the General Partner determines in good faith that a valid business reason justifies the reduction of a Key Participant’s Sharing Ratio.
     (c) Unless otherwise set forth in writing for a particular Investment, for each Investment a Sharing Ratio will be assigned to The Carlyle Group Employee Co., L.L.C. in its capacity as nominee of the annual Equity Pools (the “Nominee”); provided that such Sharing Ratio shall be subject to adjustment as provided herein.

     (d) Subject to Section 3.03(e), the General Partner in its sole and absolute discretion is authorized to increase the Sharing Ratio of a Class B Limited Partner for a particular Investment within a Series at any time. Any such adjustments shall dilute the Sharing Ratios of the Class A Limited Partners (other than the Sharing Ratio held by the Nominee) in proportion to their respective Sharing Ratios with respect to such Series.
     (e) Notwithstanding anything to the contrary expressed or implied by this Agreement, the aggregate Sharing Ratios of the Class B Limited Partners of a Series (including Persons hereafter admitted as Class B Limited Partners pursuant to Section 3.04 below) for any Investment within any Series shall in no event exceed the percentage set forth in the books and records of the Partnership (including the Sharing Ratio directly or indirectly held by the Nominee in its capacity as a Class B Limited Partner) without the prior written consent of the General Partner and each Class A Limited Partner of that Series, which consent may be granted or denied in the sole and absolute discretion of the General Partner and each such Class A Limited Partner in that Series (as adjusted from time to time with such consent, the “Percentage Cap”). Notwithstanding the foregoing, the aggregate of all Sharing Ratios assigned to the Class B Limited Partners for a particular Investment within a Series is not required to be the Percentage Cap and may be less than the Percentage Cap.
     (f) The Sharing Ratios for each Limited Partner with respect to separate Investments within a Series shall be designated by the General Partner on a separate Investment Sharing Ratio Letter for such Limited Partner with respect to such Investment, and each such Investment Sharing Ratio Letter shall be deemed a part of this Agreement without any further action by or on behalf of any other Limited Partner. In addition, within 120 days after the end of a calendar year, the General Partner shall deliver to each Class B Limited Partner a letter setting forth the initial Sharing Ratio of such Limited Partner for Investments acquired during the previous calendar year and the Series of Partnership Interests of which such Investments will constitute part of the assets.
     3.04 Admission of Additional Limited Partners. (a) Class A Limited Partners and Class C Limited Partners. The General Partner is authorized to admit additional Persons as Class A Limited Partners and Class C Limited Partners of any Series in the sole and absolute discretion of the General Partner; provided that such Class A Limited Partners and Class C Limited Partners agree in writing to be bound by this Agreement and the terms applicable to such Series. The Sharing Ratios assigned by the General Partner to any such Class A Limited Partner admitted to the Partnership in an existing Series with respect to any Investment of such Series shall reduce the respective Sharing Ratios of each Class A Limited Partner (other than the Sharing Ratio held by the Nominee (either directly or indirectly through a Feeder Fund) in the annual Equity Pool) with respect to that Investment pro rata in proportion to their Sharing Ratios with respect to such Investment.
     (b) Class B Limited Partners. The General Partner is authorized to admit additional Persons as Class B Limited Partners of any Series in the sole and absolute discretion of the General Partner; provided that such Class B Limited Partners agree in writing to be bound by this Agreement and the terms applicable to such Series. The Sharing Ratios assigned by the General Partner to any such Class B Limited Partner admitted to the Partnership in an existing Series with respect to any Investment of such Series shall reduce the respective Sharing Ratios of each

Class A Limited Partner (other than the Sharing Ratio held by the Nominee (either directly or indirectly through a Feeder Fund) in the annual Equity Pool) with respect to that Investment pro rata in proportion to their Sharing Ratios with respect to such Investment; provided that at such time as the aggregate percentage interest held by all Class B Limited Partners for that Investment equals the Percentage Cap, the Sharing Ratios assigned by the General Partner to any such Class B Limited Partner shall reduce the Sharing Ratios of all Class B Limited Partners in that Investment (other than the Sharing Ratio held by a Nominee (either directly or indirectly through a Feeder Fund) in the annual Equity Pool) on a pro rata basis in proportion to their Sharing Ratios with respect to such Investment.
     3.05 Restrictions on the Disposition of a Partnership Interest. (a) Except as provided in this Section 3.05, a direct or indirect Disposition by a Partner of all or any part of its Partnership Interest in any Series may be effected only with the prior express written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner and upon compliance with this Section 3.05. Any attempted Disposition by a Person of a Partnership Interest in any Series, or any part thereof, other than in accordance with this Section 3.05, is void and the Partnership shall not recognize it.
     (b) Subject to the provisions of Sections 3.05(a) above, (c) (to the extent applicable), (d) and (e) and Section 3.06:
          (i) the General Partner and, subject to the prior written consent of the General Partner, which consent may be withheld in the General Partner’s sole and absolute discretion, any Class A Limited Partner, may assign to any other Person, or, pledge, assign for security purposes, or otherwise grant a security interest in (and the pledgee, assignee or secured party may foreclose on) all or part of such Partner’s interest in distributions from the Partnership (any such interest in distributions being referred to herein as a “Class A Distributions Interest"), and in each case (A) such Disposition of a Class A Distributions Interest shall not affect such Disposing Partner’s right to freely exercise management and voting rights hereunder or its ability to discharge its corresponding obligations relating thereto and such Disposing Partner shall not thereby cease to be a partner of the Partnership, and (B) any such assignee, pledgee or secured party shall have only the rights accorded to an assignee of the economic rights assigned thereby, and shall not be entitled to be admitted to the Partnership as a Partner in such Series, except as set forth in Section 3.04; and
          (ii) any Class B Limited Partner who is an individual may transfer (a “Transferring Partner”) all or any portion of his or her interest in distributions from the Partnership (any such interest in distributions being referred to herein as a “Class B Distributions Interest") to a Family Member of such Limited Partner, to a charitable organization, or to a trust or other entity whose sole and exclusive beneficiaries, partners or shareholders, as applicable, are such Transferring Partner and/or one or more Family Members of such Transferring Partner and/or a charitable organization (with such transferee becoming either an assignee or a substitute Class B Limited Partner in such Series), but only to the extent (A) such transferee shall agree in writing, as a condition of such transfer, to be bound by the terms of this Agreement and such Series as a Class B Limited Partner of such Series, (B) such transferee shall execute a Guarantee, (C) the General Partner has given its prior written consent to such transfer, which consent may be withheld by the General Partner in its sole and absolute discretion, (D) such Transferring

Partner shall execute a guarantee, in form and substance satisfactory to the General Partner in its sole and absolute discretion, pursuant to which such Transferring Partner shall guarantee the performance of such transferee’s obligations under this Agreement; and (E) if such transferee is a corporation, partnership or other entity, such transferee shall agree in writing not to permit transfers of its stock, partnership interests or other equity interests, as applicable, to Persons other than such Transferring Partner and/or Family Members of such Transferring Partner; notwithstanding any transfer of a Partnership Interest by a Class B Limited Partner, (x) unless any such transferee is admitted as a substitute Class B Limited Partner in the sole and absolute discretion of the General Partner, the transfer shall consist only of a Class B Distributions Interest, and such transferee shall have only the rights accorded to an assignee of the economic rights assigned thereby and shall not otherwise have any rights under this Agreement or governing law afforded a Class B Limited Partner, including, without limitation, any rights under Section 7.01, (y) in the case of any such transfer of a Class B Distributions Interest, the Partnership shall be entitled to continue to make all distributions attributable to such Class B Distributions Interest to the Transferring Partner (and the transferee shall be required to look solely to the Transferring Partner to obtain any such distributions and none of the Partnership, the General Partner or any other Indemnified Party shall have any liability to the transferee for making any such distributions to the Transferring Partner as contemplated by this clause (y)), and (z) the forfeiture provisions of Section 10.03 and any other provision in this Agreement that reference the Transferring Partner’s services shall continue to apply to the transferred interest as if the interest was not transferred and was still held by the original Class B Limited Partner; and
          (iii) subject to obtaining the General Partner’s prior written consent, which consent may be withheld in the General Partner’s sole discretion, the Nominee may but is not required to transfer to the annual Equity Pool at or before the end of each calendar year the portion of the Partnership Interest held by the Nominee in respect of Investments acquired during such calendar year; and
          (iv) the General Partner may, without the consent of any Limited Partner, transfer all or any portion of its interest as general partner of the Partnership to one of its Affiliates. In the event of a transfer of all of its interest as a general partner of the Partnership in accordance with this clause (iv), upon execution of an appropriate assignment and assumption agreement by the General Partner and assignee or transferee and the filing of a relevant section 10 Statement under the Act executed by the General Partner in respect to such transfer, its assignee or transferee shall be substituted in its place and admitted as general partner of the Partnership and the General Partner shall cease to be a general partner of the Partnership.
     (c) The Partnership may not recognize for any purpose any purported Disposition of all or part of a Partnership Interest in any Series unless and until the other applicable provisions of this Section 3.05 have been satisfied and the Partnership has received a transfer document (i) executed by the Partner effecting the Disposition (or if the transfer is on account of the death or incapacity of the transferor, its representative) and the transferee, (ii) if the transferee is to be admitted to the Partnership as a Partner of such Series, including the notice address of the Person to be so admitted and its agreement to be bound by this Agreement and the terms of such Series in respect of the Partnership Interest or part thereof being obtained, (iii) if the Disposition involves a Partnership Interest in Profits Interest Distributable Proceeds, setting forth the Sharing Ratios for each Investment of such Series after the Disposition of the Partner effecting the

Disposition and the Person to which the Partnership Interest or part thereof is Disposed and, if the Disposition involves a Partnership Interest in Capital Investment Distributable Proceeds, setting forth the Partnership Interest in Capital Investment Distributable Proceeds for each Investment after the Disposition of the Partner effecting the Disposition and the Person to which the Partnership Interest or part thereof is Disposed (which, in each case, together must total the Sharing Ratio and Partnership Interest in Capital Investment Distributable Proceeds for each Investment of the Partner effecting the Disposition before the Disposition), and (iv) containing a representation and warranty by each of the Transferring Partner and the transferee that the Disposition was made in accordance with all laws and regulations (including securities laws) applicable to it. Each Disposition of a Partnership Interest and, if applicable, admission complying with the provisions of this Section 3.05(c) is effective as of the first day of the calendar month immediately succeeding the month in which the requirements of this Section 3.05 have been met.
     (d) For the right of a Partner to Dispose of a Partnership Interest in any Series or any part thereof or a Class A Distributions Interest or a Class B Distributions Interest, or of any Person to be admitted to the Partnership in connection therewith, to exist or be exercised (if applicable), the Partnership Interest or part thereof or Class A Distributions Interest or a Class B Distributions Interest subject to the Disposition or admission must be registered under applicable securities laws or the Partnership must receive a favorable opinion of the Partnership’s legal counsel or of other legal counsel acceptable to the General Partner to the effect that the Disposition or admission is exempt from registration under those laws. The General Partner may waive the requirements of this Section 3.05(d).
     (e) The Partner effecting a Disposition of a Partnership Interest and any Person admitted to the Partnership in connection with that Disposition shall, as a condition to the effectiveness of such Disposition and admission pay, or reimburse the Partnership for, all costs incurred by the Partnership in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.05(d)), and the General Partner may also impose a reasonable fee on such Partner for administrative expenses incurred on account of a Disposition arising from a divorce or separation (including reasonable charges for in-house legal counsel and related personnel), on or before the 10th Business Day after the receipt by that Person of the Partnership’s invoice for the amount due. At the election of the General Partner, any subsequent costs or expenses or other obligations incurred by the Partnership as the result of any Disposition by any Partner may be charged to such Partner.
     (f) Any Class B Limited Partner who makes a transfer in accordance with the provisions of this Section 3.05 and who is a Key Participant may designate at the time of transfer that the transfer includes a portion of his or her Minimum Percentage, in which case (i) the transferee’s Minimum Percentage may not be decreased except as provided in the definition of “Minimum Percentage” in Section 1.01 (read as if the transferor were still the Key Participant with respect to the transferred interest) and (ii) the transferee’s Sharing Ratio with respect to an Investment shall not be less than the transferee’s Minimum Percentage in effect as of the date the Fund Entities acquire such Investment except as provided in Section 3.03(b) (read as if the transferor were still the Key Participant with respect to the transferred interest, except that the transferee rather than the transferor would have to agree if the Sharing Ratio is to be less than the Minimum Percentage by agreement as provided therein).
     3.06 Interests in a Partner. Notwithstanding the foregoing, without the prior express written consent of the General Partner which may be withheld in the sole and absolute discretion of the General Partner, no Partner shall Dispose of all or any part of its Partnership Interest in any Series in such a manner that would be in breach of the Act or that, after the Disposition, (i) the Partnership would be considered to have terminated within the meaning of Section 708 of the Code, (ii) the Partnership would become an association taxable as a corporation for federal income tax purposes or (iii) the Partnership or any Fund Entity would be subject to the registration requirements of the Investment Company Act of 1940, (the “1940 Act”) as amended, as reasonably determined by the General Partner.
ARTICLE IV.
CAPITAL CONTRIBUTIONS
     4.01 Initial Contributions. Each Partner shall, contemporaneously with the execution hereof and/or at the time of the admission of such Partner to any Series, make the Capital Contribution with respect to such Series, if any, set forth opposite such Partner’s respective name in such Partner’s Investment Sharing Ratio Letter for each Investment in such Series (the “Initial Capital Contribution") or as otherwise maintained in the offices of the Partnership and communicated to such Partner. Except as otherwise provided in Section 4.02, Section 4.03 and Section 4.04, no Partner shall be required to make any additional Capital Contribution to the Partnership with respect to any Series. No Partner shall have any obligation to restore any negative balance in such Partner’s Capital Account upon liquidation of the Partnership or any Series.
     4.02 Additional Capital Contributions. With respect to each Series to the extent that (i) capital contributions are required to be made by the Partnership pursuant to the Fund Agreements for the purpose of enabling the Fund Entities related to such Series to acquire Investments and (ii) the General Partner determines in its sole and absolute discretion that the Partnership should make such capital contributions to the Fund Entities, then the General Partner shall, in its sole and absolute discretion, make, or provide for the making of, all additional Capital Contributions (“Additional Capital Contributions") to the Partnership that are necessary for the Partnership to make its capital contributions to the Fund Entities with respect to such Series. The General Partner, in its capacity as general partner of the Partnership, is authorized in its sole and absolute discretion to invite any one or more other Limited Partners to participate in the making of such Additional Capital Contributions with respect to a particular Series; and the Limited Partners acknowledge and agree that the General Partner in no event shall be required to extend any such invitation to all Limited Partners, and, for the avoidance of doubt, no Limited Partner so invited shall, unless otherwise agreed by such Limited Partner, be obligated to make any Additional Capital Contributions pursuant to this Section 4.02 without such Limited Partner’s consent.
     4.03 Clawback Contributions. (a) Each Partner acknowledges that in the event the Partnership is required to return or recontribute to the Main Fund or any other Fund Entity a portion or all of the amounts representing Profits Interest Proceeds that were previously distributed by the Fund Entities (the “Clawback Amount"), each Partner unconditionally and irrevocably agrees, on a several (but not joint and several) basis, to make a Capital Contribution (or return or recontribute prior distributions) to the Series of Partnership Interests with respect to such Fund Entity in an amount equal to such Partner’s pro rata share, based on its respective Distribution Ratios for such Fund Entity, of the Clawback Amount (net of any prior fundings to the Partnership from such Partner to pay such amount). The Partnership (at its own expense) shall use its reasonable efforts to collect any amounts from any such direct and indirect owner or former owner of the Partnership that initially fails to meet the foregoing obligation. None of the Partners shall have any obligation to pay the amounts owed under this Section 4.03 by any other Partner. A Partner’s contribution obligation under this Section 4.03(a) shall be reduced by its share of the amount, if any, that is considered to have been paid to the Fund Entities on behalf of such Partner pursuant to Section 5.03(f) hereof, as applicable. For the avoidance of doubt, a Partner’s pro rata share of any Capital Contribution required to be made by the Partnership in respect of a Clawback Amount or a True-Up Contribution Amount shall not be reduced to the extent Carlyle advances funds or makes a payment that reduces (or otherwise foregoes any other economic benefit that has the effect of reducing) the amount that would otherwise be required to be made by the Partnership in respect of such Clawback Amount and/or True-Up Contribution Amount, except to the extent such amounts were indirectly borne by such Partner.
     (b) The capital contribution (or return or recontribution) obligations provided in this Section 4.03 shall, to the fullest extent permitted by law, be binding upon each of the Partners and former Partners and shall, to the fullest extent permitted by law, remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of such capital contribution obligation. The liability of each of the Partners under this Section 4.03 shall, to the fullest extent permitted by law, be absolute, unconditional and irrevocable irrespective of:
          (i) any change, whether or not agreed to by such Partner, in the time, manner or place of any payment or performance of the obligation to pay its pro rata share of the Clawback Amount, or in any other term of, this Agreement, the Fund Agreements or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Clawback Amount, this Agreement or the Fund Agreements;
          (ii) the lack of power or authority of such Partner to execute and deliver this Agreement, the Partnership to execute and deliver the Fund Agreement; any defense which may at any time be available to, or asserted by, the Partnership against the Fund Entities under the Fund Agreements or by the Partners against the Partnership; the existence or continuance of the Partnership as a legal entity; or the bankruptcy or insolvency of the Partnership, the admission in writing by the Partnership of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with creditors;
          (iii) any act, failure to act, delay or omission whatsoever on the part of the Partnership, any failure to give to the Partnership notice of default in the making of any payment due and payable under the Clawback Amount or notice of any failure on the part of the Partnership to do any act or thing or to observe or perform any covenant, condition or agreement by it to be observed or performed under the Fund Agreements or this Agreement, respectively; or

          (iv) any other event or circumstance which might otherwise constitute a defense available to, or a discharge of the Partners in respect of, the Clawback Amount (other than an express discharge or release by the consent of [     ] in interest of the Fund Entity Limited Partners), it being the purpose and intent of this Section 4.03 that the obligations of each Partner hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by payment by such Partner of his, her or its obligations as set forth in this Section 4.03.
     (c) Each of the Partners, to the fullest extent he, she or it may legally do so, waives notice of acceptance of the obligations provided for in this Section 4.03 and of the Clawback Amount and also waives promptness, diligence, presentment, demand of payment, notice of default, dishonor, non-payment, non-performance or any other notice to or upon the Partnership or to such Partner.
     (d) Each of the Partners, to the fullest extent he, she or it may legally do so, waives any right now or hereafter existing requiring the Fund Entities, or any Limited Partner, as a condition to proceeding against such Partner hereunder, to proceed against the Partnership or any other Person, or pursue any other remedy in the Fund Entity’s or such Limited Partner’s power.
     (e) Each of the Partners, to the fullest extent he, she or it may legally do so, waives the benefit of any statute of limitations affecting the liability of such Partner under this Section 4.03 or the enforcement hereof as amended or recodified from time to time, and agrees that any payment or performance of the Clawback Amount or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of such Partner hereunder.
     (f) Each of the Partners, to the fullest extent he, she or it may legally do so, waives all rights and benefits under any applicable law (to the extent applicable to such Partner hereunder) requiring the beneficiaries of the provisions of this Section 4.03 to pursue the Partnership or any other Person or remedy or exhaust any security before proceeding against such Partner.
     (g) If the General Partner or any Limited Partner is required to pursue any remedy against a Partner under this Section 4.03, such Partner shall pay to the Partnership or such Limited Partner, as applicable, upon demand, all reasonable attorney’s fees and expenses and all other costs and expenses incurred by such party in enforcing this Section 4.03 against such Partner.
     (h) Each Class B Limited Partner (other than the Nominee) shall, contemporaneously with the execution hereof and/or at the time of the admission of such Limited Partner (i) execute and deliver to the General Partner the guarantee, a form of which is attached hereto as Exhibit A (the "Guarantee”) as the same may hereinafter be amended or modified from time to time and (ii) cause each Person to which it distributes Profit Interest Distributable Proceeds to execute and deliver to the General Partner the Guarantee, as the same may hereinafter be amended or modified from time to time; provided that the individual Person that received a Sharing Ratio in respect of the Profits Interest Distributable Proceeds payable to such ultimate recipient may execute a Guarantee in lieu of such ultimate recipient and provided, further that no Feeder Fund shall be required to execute a Guarantee so long as each Feeder Fund Investor thereof (other than the Nominee) executes a Guarantee. Each such Limited Partner further acknowledges and agrees that in the event such Limited Partner fails for any reason to execute and deliver the Guarantee or any amendments thereto, the General Partner shall be authorized to execute the Guarantee or such amendment thereto on behalf of such Limited Partner pursuant to the power of attorney granted to the General Partner in Section 6.10. Notwithstanding anything to the contrary set forth in this Agreement, to the extent any Limited Partner returns its pro rata share of the Clawback Amount in full to the Fund Entities pursuant to the Guarantee, such Limited Partner shall not be required to make any Capital Contributions to the Partnership in respect of the Clawback Amount pursuant to this Section 4.03.
     4.04 True-Up Contributions. Without limitation of the obligation of any Partner to make a Capital Contribution (or return or recontribute prior distributions) pursuant to Section 4.03, at the time of liquidation of a Fund Entity or Fund Entities that correspond to one or more Series, each Partner shall be unconditionally obligated to make a Capital Contribution (or return prior distributions) to the Partnership in an amount equal to such Partner’s True-Up Contribution Amount for such Series. Each Partner shall contribute his, her or its True-Up Contribution Amount to the Partnership no later than thirty days after the General Partner delivers written notice to the Partners setting forth the Partners’ respective True-Up Contribution Amounts. The Partnership shall promptly distribute the aggregate True-Up Contribution Amounts to the Partners in the ratio of the Partners’ respective True-Up Distribution Amounts. Notwithstanding anything to the contrary in this Agreement, the General Partner may require a Partner to contribute all or a portion of a then existing True-Up Contribution Amount with respect to such Partner at any time in advance of the liquidation of a Fund Entity, and in calculating the amount of such True-Up Contribution Amount (and related True-Up Distribution Amounts) the General Partner in its sole and absolute discretion may include such Partner’s share of any potential Clawback Amount as estimated in good faith by the General Partner at such time and may make such other adjustments to such Partner’s True-Up Contribution Amount (and related True-Up Distribution Amounts) as the General Partner determines in good faith are necessary to implement the intent of the economic provisions of this Agreement with respect to the allocation and distribution of Profits Interest Distributable Proceeds.
     4.05 Failure to Contribute. If a Partner does not contribute by the time required the Capital Contribution (or return of prior distributions) that Partner (the “Delinquent Partner") is required to make as provided in Sections 4.01, 4.02, 4.03 and 4.04, then the General Partner (if not a Delinquent Partner) acting alone, or, if the General Partner is a Delinquent Partner, the Class A Limited Partners of the applicable Series in respect of which such default occurred other than any Delinquent Partner (“Non-Delinquent Partners"), acting unanimously and jointly as a group, may exercise any of the following remedies:
     (a) take such action as the General Partner or Non-Delinquent Partners may deem appropriate to obtain specific performance by the Delinquent Partner of its obligation to make that portion of the Delinquent Partner’s Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that such Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Partner.

     (b) deliver to the Partnership in respect of such Series all or any portion of the Delinquent Partner’s Capital Contribution that is in default, in proportion to the General Partner’s and/or the Non-Delinquent Partners’ respective Sharing Ratios for the Investment in respect of which such Capital Contribution was to be made or in such other ratio as they may agree, with the following results:
          (i) the sum delivered constitutes a loan from the General Partner and/or the Non-Delinquent Partners, in proportion to such Partners’ respective Sharing Ratios for the Investment in respect of which such Capital Contribution was to be made or in such other ratio as they may agree, to the Delinquent Partner;
          (ii) the principal balance of the loan and all accrued unpaid interest thereon is due and payable on the 10th Business Day after written demand therefor by the General Partner and/or the Non-Delinquent Partners to the Delinquent Partner;
          (iii) the unpaid principal balance of the loan bears interest at the Default Interest Rate from the date that the advance is made until the date that the loan, together with all interest accrued on it, is repaid to the General Partner and/or Non-Delinquent Partners, as applicable; and
          (iv) all distributions from the Partnership that would otherwise be made to the Delinquent Partner (whether before or after dissolution of the Partnership) instead shall be paid to the General Partner and/or the Non-Delinquent Partners, as applicable, in proportion to their respective Sharing Ratios for the Investment for which such Capital Contribution was to be made or in such other ratio as they may agree, for credit against the unpaid balance of the loan, until the loan and all interest accrued thereon shall have been paid in full (with payments being applied first to accrued and unpaid interest and then to principal), together with all other costs and expenses incurred by the Partnership in enforcing against such Delinquent Partner the obligation to pay such amounts (“Enforcement Expenses”).
     (c) set-off as appropriate from any payment hereunder or any amounts otherwise payable to such Delinquent Partner by the Partnership or any of its Affiliates (including, without limitation, distributions of Capital Investment Distributable Proceeds, Profits Interest Distributable Proceeds, other amounts payable to such Delinquent Partner from any other partnership or other entity of which such Delinquent Partner is a partner, member or stockholder and which is an Affiliate of the Partnership, and, to the extent permitted by applicable law, employee compensation) and apply such set-off amounts against such Partner’s obligation to make such Capital Contribution, any interest thereon accruing at the Default Interest Rate pursuant to Section 4.05(b) and any Enforcement Expenses.
     (d) For purposes of this Section 4.05, if any Delinquent Partner is a Feeder Fund, the General Partner shall treat the Feeder Fund Investor that was responsible for such default as the Delinquent Partner and shall invoke the rights, powers and remedies specified herein separately with respect to such Feeder Fund Investor.
     4.06 Return of Contributions. Except as expressly provided herein, in the Act or other applicable law, a Partner is not entitled to the return of any part of its Capital Contributions in respect of any Series or to be paid interest in respect of either its capital account or its Capital Contributions related thereto. An unrepaid Capital Contribution is not a liability of the Partnership, any Series or of the other Partners. A Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return the other Partner’s Capital Contributions.
     4.07 Advances by Partners. If the Partnership does not have sufficient cash to pay its obligations generally or with respect to any Series, the General Partner or any of its Affiliates may (but shall have no obligation to) advance all or part of the needed funds to or on behalf of the Partnership or such Series, which advance shall constitute a loan from the General Partner or such Affiliate to the Partnership or such Series, shall bear interest at the General Interest Rate from the date of the advance until the date of payment, and shall not be a Capital Contribution. Any such advance made by the General Partner or such Affiliate shall be repaid by the Partnership or such Series, as applicable, prior to any distributions under Section 5.02.
     4.08 Capital Accounts. Solely for U.S. federal income tax purposes, the Partnership shall establish and maintain for each Partner owning a Partnership Interest in a particular Series a separate Capital Account (each, a “Capital Account”). Each Capital Contribution, if any, shall be credited to the Capital Account of such Partner on the date such contribution of capital is paid to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income of the Partnership related to a particular Series, and (ii) the amount of any Partnership liabilities related to a particular Series that are assumed by the Partner or secured by any Partnership property distributed to the Partner, (b) debited with (i) distributions to such Partner related to a particular Series of cash or the fair market value of other property, (ii) such Partner’s allocable share of Net Loss of the Partnership and expenditures of the Partner described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Partner assumed by the Partnership related to a particular Series or which are secured by any property contributed by the Partner to the Partnership and (c) otherwise maintained in accordance with the provisions of the Code. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code or otherwise under this Agreement shall be so reflected in a manner determined appropriate by the General Partner in its sole and absolute discretion. Capital Accounts shall be appropriately adjusted to reflect transfers of part (but not all) of a Partner’s Partnership Interest. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in Section 704(b) of the Code.
     4.09 Fund-Level Holdback. To the extent amounts held in escrow by the Fund Entities are used to pay investors in the Fund Entity (rather than distributed to the Partnership), the Partnership shall be deemed to have made a capital contribution to the Fund Entities, but such deemed capital contribution by the Partnership shall not be accompanied by a deemed capital contribution by the Partners to the Partnership (because amounts held in escrow by the Fund Entities and deemed distributed to the Partnership are not deemed under this Agreement to be distributed to the Partners).

ARTICLE V.
ALLOCATIONS AND DISTRIBUTIONS
     5.01 Allocations for Capital Account Purposes.
     (a) Net Income (Loss) of the Partnership for any fiscal period of the Partnership shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Sections 5.02 and 11.02 and other relevant provisions hereof.
     (b) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner in its sole and absolute discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners in the Partnership, within the meaning of the Code and the Treasury Regulations. The General Partner shall determine all matters concerning allocations for U.S. tax purposes not expressly provided for herein in its sole and absolute discretion.
     5.02 Distributions. (a) After satisfaction (whether by payment or reasonable provision for payment) of all fees and expenses of the Partnership (including, without limitation, all debt service payments, if any) in respect of a particular Series, the Partnership shall periodically distribute cash or other property to the Partners of such Series in accordance with this Section 5.02, with the timing and amount of each such distribution to be determined by the General Partner. Any distribution of property other than cash may be made subject to existing liabilities and obligations of such Series to the extent approved by the General Partner and all distributions (whether of cash or other property) to the Partners of any Series shall be subject to the recontribution obligations specified in Sections 4.03 and 4.04 and the Act. Distributions will be made to the Partners in the same manner and kind as distributions are made to the Partnership by the Fund Entity. Except as provided in Sections 5.03 and 11.02, all distributions by the Partnership with respect to each Series shall be made as follows:
          (i) Capital Investment Distributable Proceeds. Capital Investment Distributable Proceeds for each Investment within a given Series received by the Partnership from a Fund Entity shall be distributed to the Partners in proportion to their respective Capital Contributions made for the Investment generating such Capital Investment Distributable Proceeds, and
          (ii) Profits Interest Distributable Proceeds. Profits Interest Distributable Proceeds for each Investment within a given Series received by the Partnership from a Fund Entity shall be distributed to the Partners (other than Class C Limited Partners) holding a Partnership Interest in such Series as follows:
          (A) Proportional Distributions. If the PIP Ratio for each Investment in such Series equals the RIG Ratio for such Investment, Profits Interest Distributable

Proceeds for each Investment in such Series shall be distributed to the Partners in proportion to their Sharing Ratios for such Investment (subject to Sections 5.02(c) and 5.03).
          (B) Apportionment Among Investments. If the PIP Ratio for each Investment in such Series does not equal the RIG Ratio for each such Investment then:
          (I) Investment Tracking Account. A tracking account shall be established pursuant to which the cumulative amount of all Profits Interest Distributable Proceeds for all Investments in such Series shall be apportioned among all Investments in such Series in proportion to the respective Investment Gains for each Investment in such Series. The amount so apportioned to each Investment in such Series in such tracking account may be greater than or less than the amount of Profits Interest Distributable Proceeds actually generated from such Investment, but, following such apportionment, the PIP Ratio for each Investment (computed using such re-apportioned amounts) shall equal the RIG Ratio for each such Investment. For the avoidance of doubt, at such time as an Investment becomes a Realized Investment, the amount of Investment Gains allocated to the tracking account in respect of such Realized Investment shall not duplicate any Investment Gains previously allocated to the tracking account in respect of such Investment.
          (II) Allocation to Partners. The amounts apportioned to each Investment in such Series pursuant to Section 5.02(a)(ii)(B)(I) shall be allocated to a tracking account for each Partner (including, for the avoidance of doubt, each Feeder Fund Investor) holding a Partnership Interest in such Series in proportion to such Partner’s Sharing Ratio for each such Investment in such Series. A Partner’s tracking account for each Investment initially will equal the amount of Profits Interest Distributable Proceeds (i.e., the cash and the fair market value of other property) distributed (or deemed distributed) to such Partner with respect to that Investment. Upon an apportionment pursuant to Section 5.02(a)(ii)(B)(I), the allocation to the tracking account for a particular Investment that represents an increase or a decrease compared to the amount of cash (or property) of Profits Interest Distributable Proceeds previously distributed (or deemed distributed) with respect to such Investment will be allocated in accordance with each Partner’s Sharing Ratio with respect to such Investment in effect on the date of the transaction that the General Partner determines to be the primary reason for the adjustment (e.g., the date of sale of another Investment).
          (III) Actual Distribution. Profits Interest Distributable Proceeds for the Investment in such Series which is the subject of the distribution shall then be distributed to the Partners (subject to Sections 5.02(c) and 5.03) in the ratio necessary to cause the cumulative amount of Profits Interest Distributable Proceeds in respect of such Series actually distributed (and deemed distributed) to each Partner since the creation of such Series to equal as nearly as possible the total amount allocated to each such Partner holding a Partnership Interest in such Series pursuant to Section 5.02(a)(ii)(B)(II).
          (C) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership or in any Series if such distribution would violate the Act or other applicable law.
          (iii) Proceeds from Temporary Investments. Each distribution of proceeds from Temporary Investments shall be divided among all Partners (including the General Partner) pro rata in proportion to their respective proportionate interests in the Partnership property or funds that produced such proceeds, as determined by the General Partner in its sole and absolute discretion.
     (b) To the extent the General Partner reasonably determines that the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. To the fullest extent permitted by law, each Partner hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax, interest or failure to withhold taxes) with respect to income attributable to or distributions or other payments to such Partner.
     (c) Holdbacks. Notwithstanding the foregoing, each Limited Partner hereby authorizes the Partnership and the General Partner to withhold amounts otherwise payable to such Limited Partner, to the extent the General Partner in its sole and absolute discretion determines that such withholding is warranted to secure, fund, satisfy, defease or create reserves for any outstanding obligation of such Limited Partner to the General Partner or its Affiliates. Any amount withheld pursuant to this Section 5.02(c) shall immediately be paid to the General Partner or Affiliate to which such obligation is owed. Any amount withheld pursuant to this Section 5.02(c) shall be deemed distributed pursuant to all other provisions of this Agreement (and shall remain subject to the clawback provisions of Section 4.03).
     5.03 Class B Escrow Account. (a) The Partnership is authorized to establish an escrow account for the Class B Limited Partners (the “Class B Escrow Account”) for each Series of Partnership Interests:
          (i) The Partnership will establish a Class B Escrow Account with a sub-account for each Class B Limited Partner of such Series (including, without limitation, each Feeder Fund Investor) with respect to whom a Termination Date has occurred. Upon receipt of any Profits Interest Proceeds from the Fund Entities relating to a particular Series with respect to a particular Investment in such Series, the Partnership shall deposit into that Series’ Class B Escrow Account for each Class B Limited Partner holding a Partnership Interest in such Series with respect to whom a Termination Date has occurred an amount necessary to cause the cumulative amount deposited in the sub-account of each such Class B Limited Partner in respect of such Series since the creation of such Series to equal such Class B Limited Partner’s share of any potential Clawback Amount and/or True-Up Contributions Amount (such amount to be determined by the General Partner in its sole and absolute discretion) (the “Potential Clawback”).
          (ii) The Partnership will establish a Class B Escrow Account for each Series of Partnership Interests with a sub-account for each Class B Limited Partner of such Series (including, without limitation, each Feeder Fund Investor) with respect to whom no Termination Date has occurred. Upon receipt of any Profits Interest Proceeds with respect to a particular Investment, the Partnership shall deposit into the Class B Escrow Account for each Class B Limited Partner holding a Partnership Interest in such Series with respect to whom no Termination Date has occurred an amount that the General Partner determines in its sole and absolute discretion is necessary or advisable as a reserve against any Potential Clawback (which amount may be less than the amount placed in any Class B Escrow Account for a Class B Limited Partner with respect to whom a Termination Date has occurred) and/or True-Up Contribution Amount that may be required from such Class B Limited Partner (for the avoidance of doubt, in determining such amount, the General Partner, in its sole and absolute discretion, may take into account interests such Limited Partner owns in Affiliates of Carlyle and other factors it determines relevant).
     (b) Each Class B Limited Partner hereby authorizes the Partnership and the General Partner (and its shareholders) to cause each of their Affiliates (including, without limitation, Carlyle Investment Management L.L.C., and its Affiliates and The Carlyle Group Employee Co., L.L.C.) to withhold amounts from any source payable to such Class B Limited Partner (including, without limitation, coinvestment proceeds, bonuses and any other payment or distribution), to the extent the General Partner in its sole and absolute discretion determines that such withholding is warranted to secure, fund, satisfy or defease or create reserves for such Class B Limited Partner’s share of the Potential Clawback, Clawback Amounts or True-Up Contributions Amounts for any Series.
     (c) All amounts held in a Class B Escrow Account shall be invested in Temporary Investments.
     (d) Subject to Section 5.03(e) and (f), amounts held in a Series’ Class B Escrow Account shall remain in such Class B Escrow Account and may not be withdrawn by the Class B Limited Partners of such Series; provided, however, that the General Partner in its sole and absolute discretion may cause the Partnership at any time to distribute to such Class B Limited Partners, in proportion to their respective interests in such Class B Escrow Account, all or any portion of the investment earnings that have accrued on the amounts held in such Class B Escrow Account.
     (e) The General Partner is authorized to release all or any portion of amounts in any Series’ Class B Escrow Account at any time to the extent it determines in its sole and absolute discretion that such amounts will not be required to be (i) recontributed to the Fund Entities related to such Series or (ii) used for to satisfy a True-Up Contribution Amount (for the avoidance of doubt, in determining such amount, the General Partner, in its sole and absolute discretion, may take into account interests such Limited Partner owns in Affiliates of Carlyle and other factors it determines relevant); provided, however, that each Class B Limited Partner receiving any such distribution shall be unconditionally obligated to repay to the Partnership immediately upon request of the General Partner all amounts that have been released from the Class B Escrow Accounts and distributed to such Class B Limited Partner to the extent provided in Section 4.03.
     (f) The amount, if any, that a Class B Limited Partner of a particular Series is obligated to contribute to the Partnership with respect to such Series pursuant to Section 4.03 shall be paid first from such Partner’s sub-account in such Series’ Class B Escrow Account and, to that extent, such Class B Limited Partner’s obligation under Section 4.03 shall be considered to have been satisfied (however, such Limited Partner shall still be liable for amounts owing in excess of such escrowed amount).
     (g) Any amount remaining in a Series’ Class B Escrow Account after the recontribution of any Clawback Amount by the Partnership in respect of such Series shall, subject to Section 4.04, be promptly paid to the Class B Limited Partners of such Series (unless withheld by the General Partner pursuant to Section 5.02(c)) in the ratio necessary to cause the cumulative amount of all actual distributions in respect of such Series pursuant to Section 5.02 since the inception of the Partnership plus all payments pursuant to this Section 5.03(g) to each Class B Limited Partner of such Series to equal as nearly as possible the total amount allocated to such Class B Limited Partner’s tracking account pursuant to Section 5.02(a)(ii)(B)(II).
     (h) For purposes of calculating distributions and maintaining Capital Accounts, amounts placed in a Series’ Class B Escrow Account in respect of a Class B Limited Partner of that Series will be deemed distributed to such Class B Limited Partner, and amounts required to be paid from such Class B Limited Partner’s sub-account in such Class B Escrow Account to the Fund Entities shall be deemed a Capital Contribution by such Class B Limited Partner to the Partnership. Accordingly, any investment earnings on funds held in the Class B Escrow Accounts shall be deemed to be earned directly by the Class B Limited Partners of such Series in proportion to the respective balances in their Class B Escrow Account sub-accounts relating to such Series (or such investment earnings shall otherwise be allocated exclusively to such Class B Limited Partners in such proportion).
ARTICLE VI.
MANAGEMENT AND OPERATIONS
OF THE PARTNERSHIP
     6.01 Management Generally. (a) To the fullest extent permitted by law and except for situations in which, or actions as to which, this Agreement specifically reserves to an individual Partner of any Series or to the Partners of any Series the authority to act or to grant or withhold their consent or approval of an action, the General Partner shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Partnership and of each Series, to make all decisions regarding the same and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business. The General Partner shall have the power and authority to appoint sub-managers or custodians with respect to the Partnership’s business and assets upon such terms and with such duties and responsibilities as the General Partner deems to be appropriate. Unless expressly authorized to do so by the provisions hereof, no Partner may claim or exercise any authority to act on behalf of the Partnership or any Series or to enter on behalf of the Partnership or any Series into any contract or agreement.
     (b) Subject to Section 6.01(c), the Limited Partners shall have no part in the management of, or the conduct of the business of, the Partnership or any Series (unless expressly authorized to do so by the provisions hereof) and shall have no authority or right to act on behalf of the Partnership or any Series in connection with any matter or with any third party. Unless expressly authorized to do so by the provisions hereof or by action of the General Partner, no Partner may claim or exercise any authority to act on behalf of the Partnership or any Series or to enter on behalf of the Partnership or any Series into any contract or agreement.
     (c) Notwithstanding any other provision of this Agreement, the Special Limited Partner shall be allowed to manage the affairs of the Partnership to the same extent that the General Partner is authorized to manage the affairs of the Partnership, but only jointly with the General Partner; provided that the General Partner shall have single authority to manage the affairs of the Partnership and provided further that the Special Limited Partner shall have no authority to bind the Partnership or any Series with respect to any third party and shall not hold itself out to third parties as being able to bind the Partnership or any Series. For the avoidance of doubt, as far as the authority to bind the Partnership is concerned, the Special Limited Partner shall have no authority with respect to the exercise by the Partnership, on behalf of itself or any other entity for which the Partnership serves as a general partner, of any voting power with respect to voting stock or voting securities held, directly or indirectly, by the Partnership or any other entity for which the Partnership serves as a general partner.
     6.02 Authority of the General Partner. Subject to clause (q) of this Section 6.02, the General Partner shall have the power, right and authority on behalf and in the name of the Partnership to carry out any and all of the objectives and purposes of the Partnership and to perform all acts which the General Partner, in its sole and absolute discretion, may deem necessary or desirable, including, without limitation, the power to:
     (a) enter into, and take any action under or interpret and construe, any contract, agreement or other instrument (including, without limitation, this Agreement) as the General Partner shall determine to be necessary or desirable to further the purposes of the Partnership;
     (b) open, maintain and close bank accounts and draw checks or other orders for the payment of moneys;
     (c) collect all sums due to the Partnership and contest and exercise the Partnership’s right to collect all such sums;
     (d) to the extent that funds of the Partnership are available therefor, pay as they become due all debts, obligations and operating expenses of the Partnership;
     (e) acquire, hold, manage, own, sell, transfer, convey, assign, exchange or otherwise dispose of any assets of the Partnership for purposes of the Partnership only;

     (f) borrow money or otherwise commit the credit of the Partnership, the making of voluntary prepayments or extensions of debt and securing debt of the Partnership with assets of the Partnership for purposes of the Partnership only; provided that to the extent such borrowings relate to specific assets of the Partnership and are made on a recourse basis or a security interest is granted in respect thereof, such recourse or security may be granted only on the assets of the Partnership in respect of which such borrowings were made;
     (g) employ, compensate and dismiss from employment any and all employees, attorneys, accountants, consultants, appraisers or custodians of the assets of the Partnership or other agents, on such terms and for such compensation as the General Partner may determine;
     (h) obtain insurance for the Partnership relating to the indemnification referred to in Section 6.08 hereof;
     (i) admit additional Partners as provided herein;
     (j) determine distributions of Partnership cash and other property as provided in Section 5.02;
     (k) dissolve and wind-up the Partnership as provided in Article XI;
     (l) bring and defend actions and proceedings at law or equity and before any governmental, administrative or other regulatory agency, body or commission;
     (m) make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may in the sole judgment of the General Partner be necessary or desirable for the acquisition, management or disposition of assets, including, without limitation, the exercise of rights to elect to adjust the tax basis of Partnership assets;
     (n) incur expenses and other obligations on behalf of the Partnership in accordance with this Agreement, and, to the extent that funds of the Partnership are available for such purpose, pay all such expenses and obligations;
     (o) act for and on behalf of the Partnership in all matters incidental to the foregoing, including, without limitation, the taking of all actions for which any power of attorney is granted in Section 6.10; and
     (p) consult with and seek the advice of one or more of the Limited Partners.
     6.03 Transactions with Affiliates. To the extent permitted by applicable law, the General Partner, whether acting for itself or on behalf of the Partnership or any Series, is hereby authorized to purchase property from, sell property to, or otherwise deal with any Affiliate of the General Partner, any Limited Partner, or any Affiliate of any such Persons; provided that any such dealing (i) shall be made on a basis believed by the General Partner in good faith to be arm’s length if made on behalf of the Partnership or any Series and (ii) shall otherwise not be in violation of this Agreement. Neither the Partnership nor any Series nor any Partner shall have any rights in or to any income or profits received by the General Partner or any of its Affiliates in any transaction permitted under this Section 6.03.

     6.04 Expenses. The Partnership with respect to each Series shall reimburse the General Partner for all out-of-pocket expenses incurred by the General Partner in connection with the preparation of this Agreement, any amendments hereto and the organization and operation of the Partnership and any Series. The General Partner may allocate such expenses and any other Operating Expenses among each Series in its sole and absolute discretion.
     6.05 Advances by the General Partner. The General Partner (or its Affiliate) may, but shall not be obligated to, advance its own funds to the Partnership in the circumstances where the Partnership may borrow pursuant to Section 6.02(f). If the General Partner (or its Affiliate) advances funds to the Partnership, the General Partner (or its Affiliate) shall be repaid, together with interest at a rate per annum equal to the General Interest Rate, as promptly as practicable out of funds of the Partnership determined by the General Partner, in its sole and absolute discretion, to be available for such purpose.
     6.06 Duty of Care; Other Activities.
     (a) Subject to the Act and except as otherwise provided in this Agreement, including where a matter is stated to be within the General Partner’s sole and absolute discretion, the General Partner shall act in good faith in the interests of the Partnership in accordance with the Act with respect to activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest; provided, however, the General Partner shall have no liability to the Partnership or to any other Partner except for acts of fraud, gross negligence (as the term gross negligence is defined under Delaware law) or willful misconduct. In addition, the General Partner shall not be liable to the Partnership or to any other Partner for honest mistakes of judgment, for actions taken in the good faith belief that the actions promoted the interests of the Partnership, or for losses due to such mistakes or for the negligence (whether of omission or commission), dishonesty or bad faith of any employee, broker or other agent of the Partnership (but only if such employee, broker or other agent is not affiliated with the General Partner and is selected by the General Partner without gross negligence (as such term is defined under Delaware law)). The General Partner shall be fully indemnified with respect to any action or omission taken or suffered by it if such action or omission is taken or suffered in reliance upon and in accordance with the opinion or advice as to matters of law of legal counsel, or as to matters of accounting of accountants, selected by it without gross negligence (as such term is defined under Delaware law).
     (b) The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner determines in its sole and absolute discretion may be necessary to manage and operate the Partnership to promote the interests of the Partnership and the Partners, and each such Person, to the extent not otherwise directed by the General Partner, shall be free to serve any other Person or enterprise in any capacity that it may deem appropriate in its sole and absolute discretion.
     (c) To the extent that, at law or in equity or otherwise, the General Partner or other Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, and to the maximum extent permitted by law, the General Partner or other Indemnified Party acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this

Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the General Partner or other Indemnified Party otherwise existing at law or in equity or otherwise, are agreed by the Partners to restrict or eliminate such other duties and liabilities of the General Partner or other Indemnified Party.
     6.07 Reliance by Third Parties. Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.
     6.08 Indemnification. (a) To the fullest extent permitted by law, the Partnership shall indemnify the General Partner, its Affiliates and their respective shareholders, members, partners, directors, officers, senior advisors and employees (each, an “Indemnified Party”) and hold them harmless from and against all losses, costs, liabilities, damages, settlements and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) (together, “Losses") that are incurred by any Indemnified Party and arise out of or in connection with the affairs of the Partnership or the Fund Entities, including acting as a director or the equivalent of any entity in which an Investment is made, or the performance by such Indemnified Party of any of the General Partner’s responsibilities hereunder or otherwise in connection with the matters contemplated herein; provided that such indemnity shall not apply to actions by an Indemnified Party constituting fraud, gross negligence (as such term is defined under Delaware law) or willful misconduct.
     (b) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. No advances shall be made by the Partnership under this Section 6.08(b) without the prior written approval of the General Partner.
     (c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law or equity or otherwise and shall extend to such Indemnified Party’s successors, assigns and legal representatives.
     (d) The satisfaction of any indemnification and any saving harmless pursuant to this Section 6.08 shall be from and limited to Partnership assets; provided that to the extent that such Losses are attributable to, or incurred in connection with, a particular Investment or Series of Partnership Interests, such indemnity shall be provided by, and the costs and expenses thereof shall be borne by, holders of Partnership Interests of the relevant Investment or Series, as applicable, in proportion to their respective Capital Contributions for such Investment or Series (if related to Capital Interest Distributable Proceeds) or as apportioned by the General Partner (if related to Profits Interest Distributable Proceeds), as applicable; and provided, further, that each Partner will be obligated to return any amounts distributed with respect to a specified Series or Investment, as applicable, to it in order to fund any deficiency in the Partnership’s indemnity obligations hereunder for such Series or Investment to the extent provided in Section 7.05.

     6.09 Officers. The General Partner may, from time to time, designate one or more Persons to be Officers of the Partnership with respect to any Series, with such titles as the General Partner may assign to such Persons. Officers so designated shall have such authority and perform such duties as the General Partner may, from time to time, delegate to them. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the Officers and agents of the Partnership with respect to any Series shall be fixed from time to time by the General Partner. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the General Partner. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the General Partner whenever in its judgment the best interests of the Partnership with respect to any Series will be served thereby. Designation of an Officer shall not of itself create any contractual rights. Any vacancy occurring in any office of the Partnership may be filled by the General Partner.
     6.10 Power of Attorney. Each Limited Partner hereby appoints the General Partner, with full power of substitution, as its true and lawful attorney-in-fact for the purpose of executing, swearing to, acknowledging and delivering all certificates, documents and other instruments (including the Guarantee as provided in Section 4.03(h)) as may be necessary, appropriate or advisable in the judgment of the General Partner, in furtherance of the business of the Partnership or any Series, or complying with applicable law (including, without limitation, any regulatory statutes and regulations). The power of attorney granted hereby is intended to secure an interest in property and, in addition, the obligation of each relevant Partner under this Agreement, and shall be irrevocable, and shall survive and not be affected by the subsequent disability or incapacity of such Partner (or if such Partner is a corporation, partnership, trust, association, limited liability company or other legal entity, by the dissolution or termination thereof). Each Partner agrees that it shall not revoke the above power of attorney. Upon request by the General Partner, each other Partner shall confirm its grant of such power of attorney or any use thereof by the General Partner or shall execute, swear to, acknowledge and deliver any such certificate, document or other instrument.
ARTICLE VII.
RIGHTS OF PARTNERS
     7.01 Access to Information. Each Limited Partner shall have access to all information to which a Partner is entitled to have access pursuant to the Act; provided, however, that a Class B Limited Partner’s and Class C Limited Partner’s right to information regarding Investments in any Series shall be limited exclusively to information regarding Investments in any Series for which such Class B Limited Partner or such Class C Limited Partner has a Sharing Ratio or has made a Capital Contribution. Notwithstanding any other provision of this Agreement, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from each Class B Limited Partner and Class C Limited Partner any information the disclosure of which the General Partner believes in good faith is not in the best interest of the Partnership with respect to any Series or is adverse to the interests of the Partnership with respect to any Series or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential, including without limitation, the Sharing Ratios and Capital Contributions of other Partners.

     7.02 Confidentiality. (a) Unless the General Partner agrees otherwise, each Limited Partner shall, to the fullest extent permitted by law, hold in strict confidence any information it receives regarding the Partnership, the Fund Entities, any Investment, the General Partner, any other Partner or their respective Affiliates, whether such information is received from the Partnership, its Affiliates, the other Partners or their respective Affiliates or another Person (collectively “Confidential Information”); provided, however, that such restrictions shall not apply to (a) information that is or becomes available to the public generally without breach of this Section 7.02; (b) disclosures required to be made by applicable laws and regulations or stock exchange requirements or requirements of a self-regulatory organization; (c) disclosures required to be made pursuant to an order, subpoena or legal process; (d) disclosures to officers, directors or Affiliates of such Limited Partner (and the officers and directors of such Affiliates), and to auditors, counsel and other professional advisors to such Persons or the Partnership (provided, however, that such Persons have been informed of the confidential nature of the information, and, in any event, the Limited Partner disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 7.02); or (e) disclosures in connection with any litigation or dispute among the Partners and/or the Partnership; provided, further, that any disclosure pursuant to clauses (b), (c), (d) or (e) of this sentence shall be made only subject to such procedures as the Limited Partner making such disclosure determines in good faith are reasonable and appropriate in the circumstances, taking into account the need to maintain the confidentiality of such information and the availability, if any, of procedures under laws, regulations, subpoenas or other legal process. Each Limited Partner shall notify the General Partner immediately upon becoming aware of any order, subpoena or other legal process providing for the disclosure or production of information subject to the provisions of the immediately preceding sentence and, to the extent not prohibited by applicable law, immediately shall supply the General Partner with a copy of any such order, subpoena or other legal process. In addition, each Limited Partner shall notify the General Partner prior to disclosing or producing any information subject to the provisions of the two immediately preceding sentences and, to the extent not prohibited by applicable law, shall permit the General Partner to seek a protective order protecting the confidentiality of such information. The obligations of a Limited Partner pursuant to this Section 7.02 shall continue following the time such Person ceases to be a Limited Partner. Each Limited Partner acknowledges that disclosure of information in violation of the provisions of this Section 7.02 may cause irreparable injury to the Partnership and the Partners for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Limited Partner agrees that its obligations under this Section 7.02 may be enforced by specific performance and that breaches or prospective breaches of this Section 7.02 may be enjoined. Each Class B Limited Partner further acknowledges that its Partnership Interest shall be forfeited to the Partnership, as the amount of agreed liquidated damages in the event of a breach of this Section 7.02 by such Class B Limited Partner.
     (b) Notwithstanding the provisions of Section 7.02(a), the General Partner agrees that each Feeder Fund may provide each Feeder Fund Investor thereof with any Confidential Information received by such Feeder Fund; provided that each such Feeder Fund Investor has agreed contractually to maintain the confidentiality of such information on substantively similar terms as provided for in this Agreement.
     7.03 Non-Disparagement. Each Partner agrees that, in communications with Persons other than the Partners and the Partnership (and their respective Affiliates, employees, members and partners or employees of Affiliates of Partners or the Partnership), it shall not disparage in any way, and shall always speak well of, the Partnership, the Fund Entities and each other Partner (and their respective Affiliates and their respective members, shareholders, directors, employees and partners). Under no circumstances shall any Partner, in communications with Persons other than the Partners and the Partnership (and their Affiliates, employees, members and partners), criticize or disparage any business practice, policy, statement, valuation or report that is made, conducted or published by the Partnership, the Fund Entities or any other Partner (and their respective Affiliates and their respective members, shareholders, directors, employees and partners). Notwithstanding the foregoing, this Section 7.03 shall not be construed to (a) prohibit or restrain any criticism or other statements made in communications exclusively between or among any of the Partners, the Partnership, their Affiliates, members, partners or their respective employees, to the extent such communications or statements are made in the ordinary course of business of Carlyle or (b) prohibit any Person from making truthful statements when required by order of a court or other body having jurisdiction, or as otherwise may be required by law or legal process. The obligations of each Partner under this Section 7.03 shall continue after the date such Person ceases to be a Partner. Each Partner acknowledges that any violation of this Section 7.03 may cause irreparable injury to the Partners and the Partnership for which monetary damages are inadequate and difficult to compute. Accordingly, this Section 7.03 may be enforced by specific performance, and prospective breaches of this Section 7.03 may be enjoined. Each Class B Limited Partner further acknowledges that its Partnership Interest shall be forfeited to the Partnership, as the amount of agreed liquidated damages in the event of a breach of this Section 7.03 by such Class B Limited Partner.
     7.04 Non-Solicitation/Non-Interference. Each Limited Partner agrees that, for a period of six months after the last day on which such Limited Partner is employed by The Carlyle Group or any of its Affiliates, such Limited Partner will not, directly or indirectly, without the prior written consent of the General Partner: (i) participate in any capacity, including as an investor or an advisor, in any transaction that, as of the date of termination of such employment, the Fund Entities, the Partnership or any of their Affiliates was actively considering investing in or offering to invest in and known to such Limited Partner; (ii) solicit, contact or identify investors in the Fund Entities or any affiliated investment partnership or fund (to the extent the Limited Partner knows that such Person is an investor, directly or indirectly, in such partnership or fund) on behalf of any Person; or (iii) induce or seek to induce any current employee of any Fund Entity, Carlyle or its Affiliates to become employed by such Limited Partner or any Person employing such Limited Partner. The parties acknowledge and agree that the restrictions set forth in this Section 7.04 are believed by the parties to be reasonable and necessitated by legitimate business needs. In the event that any court or tribunal of competent jurisdiction shall determine this Section 7.04 to be unenforceable or invalid for any reason, the parties agree that this Section 7.04 shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in any and all respects as to which it may be enforceable, all as determined by such court or tribunal. The parties further agree that the Partnership and each Limited Partner will be entitled (without posting bond or security) to injunctive or other equitable relief, as deemed appropriate by any such court or tribunal, to prevent a breach of a Limited Partner’s obligations set forth in this Section 7.04. Each Class B Limited Partner further acknowledges that its Partnership Interest shall be forfeited to the

Partnership, as the amount of agreed liquidated damages in the event of a breach of this Section 7.04 by such Class B Limited Partner.
     7.05 Liability to Third Parties. Subject to the Act, no Limited Partner shall have any personal liability for any obligations or liabilities of the Partnership, whether such obligations or liabilities arise in contract, tort or otherwise, except as provided for in this Agreement and except to the extent that any such obligations or liabilities are expressly assumed in writing by such Limited Partner; provided that, to the maximum extent permitted by law and subject to limitations set forth below, each Partner (including any former Partner) in respect of an Investment may be required to return distributions made to such Partner or former Partner with respect to such Investment for the purpose of meeting such Partner’s share of the Partnership’s indemnity obligations with respect to such Investment under Section 6.08 or indemnity obligations with respect to such Investment owed by the Partnership pursuant to the Fund Agreements, in an amount up to, but in no event in excess of, the aggregate amount of distributions actually received by such Partner from the Partnership or any Alternative Investment Vehicle, in all cases, with respect to the relevant Investment. To the extent such indemnity obligations are attributable to, or incurred in connection with, a particular Investment, such indemnity shall be provided by, and the costs and expenses thereof shall be borne by, holders of Partnership Interests of the relevant Investments in proportion to their respective Capital Contributions for such Investment (if the indemnity relates to Capital Interest Distributable Proceeds) or in a proportion determined by the General Partner (if the indemnity relates to Profits Interest Distributable Proceeds). The General Partner will adjust the amount of Investment Gains and Profits Interest Distributable Proceeds to reflect return of distributions of Profits Interest Distributable Proceeds made pursuant to this Section 7.05. However, if, notwithstanding the terms of this Agreement, it is determined under applicable law that any Partner has received a distribution that is required to be returned to or for the account of the Partnership or any other Partner or creditors of the Partnership, then the obligation under applicable law of any Partner to return all or any part of a distribution made to such Partner shall be the obligation of such Partner and not of any other Partner. Nothing in this Section 7.05 (or any other provision of this Agreement) shall be construed as an agreement by the Partnership to indemnify or hold harmless any Limited Partner in its capacity as such.
ARTICLE VIII.
TAXES
     8.01 Federal Income Tax. The General Partner, in its sole and absolute discretion, may elect to treat each Series of Partnership Interests as a separate partnership for United States federal income tax purposes, and to the extent permitted by applicable law, (i) for state and local franchise and income tax purposes and (ii) for all non-U.S. income tax purposes. In such event, the provisions of this Agreement shall be deemed to apply separately to each Series and shall be interpreted accordingly to the extent the General Partner determines is necessary or appropriate.
     8.02 Tax Returns. The General Partner shall cause to be prepared and filed all necessary U.S. federal and state income tax returns for each Series of Partnership Interests, including making the elections described in Section 8.03. Each other Partner shall furnish to the General Partner all pertinent information in its possession relating to Partnership operations that is necessary to enable the Partnership’s income tax returns to be prepared and filed. The General

Partner shall use its commercially reasonable efforts to prepare all federal and state tax returns on a timely basis taking into account all available extensions.
     8.03 Tax Elections. The General Partner shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. In addition, the General Partner shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole and absolute discretion. The “tax matters partner” for purposes of Section 6231(a)(7) of the Code shall be the General Partner. The General Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Partnership. It is the intent of the Partners that the Partnership be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law for state and local franchise and income tax purposes. Neither the Partnership nor any Partner shall make an election for the Partnership or a Series to be treated as a corporation for U.S. federal income tax purposes.
ARTICLE IX.
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS
     9.01 Maintenance of Books. The books of account for the Partnership shall be maintained at the principal office of the Partnership or such other place as the General Partner may deem appropriate, and shall be maintained on an accrual basis in accordance with the terms of this Agreement, except that the capital accounts of the Partners shall be maintained in accordance with Section 4.08. The calendar year shall be the accounting year of the Partnership. Each Partner agrees that it will take no position on its individual tax returns inconsistent with the positions taken on the Partnership’s tax returns. Each Partner hereby waives any rights it may have pursuant to the Code or otherwise to participate in any tax matters or controversies with respect to the Partnership. The further records of the Partnership required to be kept by the Act shall be maintained at the Partnership’s register office in the Cayman Islands.
     9.02 Bank Accounts. The General Partner shall cause the Partnership to establish and maintain one or more separate bank and investment accounts for the funds of each Series of Partnership Interests in the Partnership’s name (with appropriate designations for each such Series) with such financial institutions and firms as the General Partner may select and designate signatories thereon.
ARTICLE X.
WITHDRAWAL, EXPULSION,
BANKRUPTCY, ETC.
     10.01 Withdrawal. No Partner shall resign or withdraw from the Partnership with respect to a Series without the prior written consent of the General Partner and otherwise shall have no right or power to resign or withdraw from the Partnership.

     10.02 Bankrupt Partners. This Section 10.02 shall apply if any Partner in a particular Series (including any Feeder Fund Investor) becomes a Bankrupt Partner. In such event, the General Partner and Class A Limited Partners of such Series that are not Bankrupt Partners (the “Purchasing Partners"), acting unanimously and jointly as a group shall have the option (but not the obligation), exercisable by notice to the Bankrupt Partner (or its representative) at any time prior to the 90th day after receipt of notice or obtaining actual knowledge of the occurrence of the event causing such Partner to become a Bankrupt Partner, to buy or cause their designee to buy, and on the exercise of this option the Bankrupt Partner (or its representative) shall sell, its Partnership Interest in such Series (and in the case of a Feeder Fund Investor the relevant Feeder Fund shall sell such portion of its Partnership Interest as is allocable to the Feeder Fund Investor). The purchase shall be made by the Purchasing Partners in proportion to their respective Sharing Ratios in the corresponding Series at the relevant time or in such other ratio as they may agree (taking into account such Bankrupt Partner’s Potential Clawback). The purchase price shall be an amount equal to the fair market value of the Partnership Interest in such Series determined by agreement by the Bankrupt Partner (or its representative) and the Purchasing Partners; provided that if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, such fair market value shall be determined by an independent appraiser mutually satisfactory to the Bankrupt Partner and the Purchasing Partners. The Purchasing Partners shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries of the closing. The payment to be made to the Bankrupt Partner or its representative under this Section 10.02 shall be in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Partner and its representative (and of all Persons claiming by, through, or under the Bankrupt Partner and its representative) in and in respect of the Series of Partnership Interests held by such Partner in the Partnership, including, without limitation, any rights in specific property of such Series, and any rights against the Partnership and (insofar as the affairs of the Partnership are concerned) against the Partners of such Series. The Purchasing Partners shall assume such Bankrupt Partner’s Potential Clawback.
     10.03 Forfeiture of Class B Limited Partner Interests. (a) Reduction of Class B Limited Partner Sharing Ratio. Except as provided in Section 10.03(b) or 10.03(d), if a Class B Limited Partner (other than the Equity Pools and the Nominee) (or, in the case of a Class B Limited Partner that is not a natural person, the natural person associated with such Class B Limited Partner) of a particular Series ceases to be a service provider for the Partnership, any of its Affiliates or Carlyle for any reason (including death or Disability) on any date (the “Termination Date"), as determined by the General Partner in its sole and absolute discretion, such Class B Limited Partner’s Sharing Ratio for each Investment of such Series acquired by such Fund Entities before such Termination Date shall be reduced as of the Termination Date as follows:
          (i) if the Termination Date occurs on or after the date (the “Seventh Anniversary Date”) that is seven years after the Initial Vesting Date, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 100% of the Sharing Ratio of such Class B Limited Partner for such Investment immediately prior to the Termination Date;

          (ii) If the Termination Date occurs on or after the date (the “Third Anniversary Date”) that is three years after the Initial Vesting Date, but before the Seventh Anniversary Date, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 80.0% of the Sharing Ratio of such Class B Limited Partner for such Investment immediately prior to the Termination Date;
          (iii) If the Termination Date occurs on or after the date (the “Second Anniversary Date”) that is two years after the Initial Vesting Date, but before the Third Anniversary Date, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 60.0% of the Sharing Ratio of such Class B Limited Partner for such Investment immediately prior to the Termination Date;
          (iv) If the Termination Date occurs on or after the date (the “First Anniversary Date”) that is one year after the Initial Vesting Date, but before the Second Anniversary Date, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 40.0% of the Sharing Ratio of such Class B Limited Partner for such Investment immediately prior to the Termination Date;
          (v) If the Termination Date occurs on or after the date (the “Initial Vesting Date”) that is the last day of the calendar year in which the Partnership with respect to such Series acquired the Investment (for the avoidance of doubt, the date an Investment was “acquired” shall mean the date on which the Fund Entities closed on the Investment as determined by the General Partner in its sole and absolute discretion), but before the First Anniversary Date, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 20.0% of the Sharing Ratio of such Class B Limited Partner for such Investment immediately prior to the Termination Date; and
          (vi) If the Termination Date occurs before the Initial Vesting Date for an Investment of such Series, the Sharing Ratio of such Class B Limited Partner for such Investment shall equal 0%.
     (b) Prospective Application. Any reduction of a Sharing Ratio for any Investment of such Series pursuant to this Section 10.03 shall apply only prospectively from the date of the reduction, and no such reduction shall diminish a Class B Limited Partner’s entitlement to prior distributions that have actually been made (or deemed to have been made by the Partnership) before the Termination Date.
     (c) No Interest in Subsequent Investments. A Class B Limited Partner’s Sharing Ratio shall be 0% with respect to Investments of such Series acquired by the related Fund Entities after a Termination Date with respect to such Class B Limited Partner.
     (d) Penalty for Cause. If the Class B Limited Partner (or, in the case of a Class B Limited Partner that is not a natural person, the natural person associated with such Class B Limited Partner) (i) ceases to be a service provider with respect to a particular Series by the Fund Entities because such Class B Limited Partner (or such natural person) is relieved from such duties for Cause by any Class A Limited Partner of that Series, the General Partner or their Affiliates or Carlyle or (ii) the General Partner determines at any time (including a determination made following the termination of such Class B Limited Partner’s services to Carlyle) that such Class B Limited Partner committed any act or engaged in any conduct constituting Cause during the term of such Class B Limited Partner’s services to Carlyle, such Class B Limited Partner’s Sharing Ratio for all Investments in that Series shall be reduced to 0%. For purposes of this Section 10.03, “Cause” shall exist if a Class B Limited Partner (or such natural person) has (A) engaged in gross negligence (as such term is defined under Delaware law) or willful misconduct in the performance of his duties with respect to any Investment of such Series (or the Partnership’s or the related Fund Entities’ interests therein) or any of the activities of the Partnership or the related Fund Entities, (B) materially failed or refused to perform those duties, (C) willfully engaged in conduct that he knows or, based on facts known to him, should know is materially injurious to any Investment of such Series, the Partnership, the Class A Limited Partners of that Series, the General Partner or their Affiliates or Carlyle, (D) materially breached any material provision of this Agreement, (E) been convicted of, or entered a plea bargain or settlement admitting guilt for, any felony or misdemeanor involving moral turpitude or any other felony under the laws of the United States or of any state; or (F) been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission (“SEC”), for any alleged securities violation, including, for example, any such order consented to by such Class B Limited Partner (or such natural person) in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied or (G) committed any act or engaged in any conduct constituting “Cause” under any Fund Agreement.
     (e) Recomputation of Sharing Ratios. In the event of a reduction in the Sharing Ratio of a Class B Limited Partner in a particular Series pursuant to Section 10.03(a), the Sharing Ratio of the Class A Limited Partners (other than the Equity Pools and the Nominee) in that Series for each applicable Investment of that Series shall be increased in proportion to their respective Sharing Ratios to reflect the amount of any such reduction in the Sharing Ratio of such Class B Limited Partner.
     (f) For the avoidance of doubt, in the event a Feeder Fund Investor ceases to be a service provider to the Partnership, any of its Affiliates or Carlyle for any reason (including death or disability), the provisions of this Section 10.03 shall apply with respect to such Feeder Fund Investor’s indirect interest in the Partnership.
     10.04 Termination of Employment and Similar Arrangements. Each Class B Limited Partner and Class C Limited Partner acknowledges and agrees that this Agreement, and the legal relationships created hereby, shall not prevent the termination of any employment contract or similar arrangement between such Class B Limited Partner or Class C Limited Partner and any Fund Entity, the General Partner, any Affiliate thereof or Carlyle. Each Class B Limited Partner and Class C Limited Partner agrees that the termination by any Fund Entity, the General Partner, or any Affiliate thereof of an employment or independent contractor relationship with such Class B Limited Partner or Class C Limited Partner for any reason at any time shall not be construed for any purpose to violate any duty or obligation of the General Partner or the Class A Limited Partners under this Agreement or any fiduciary duty of the General Partner.

ARTICLE XI.
DISSOLUTION, LIQUIDATION, AND TERMINATION
     11.01 Dissolution. Except as provided in Section 11.03, the Partnership shall dissolve and its affairs shall be wound up upon the first to occur of any of the following:
     (a) the written consent of the General Partner and all of the Class A Limited Partners following the dissolution and winding up of all of the Fund Entities;
     (b) the date set forth in Section 2.06; provided, however, that all of the remaining Partners may elect to continue the business of the Partnership by adopting a written resolution to that effect within 90 days of such date;
     (c) at any time that there are no limited partners of the Partnership;
     (d) the occurrence of any other event requiring or resulting in dissolution of the Partnership under the Act or applicable law; provided, however, that, the Partnership shall not be dissolved or required to be wound up by the resignation, removal, death, incompetence, bankruptcy, insolvency, dissolution, liquidation, winding-up or receivership of the General Partner if the Limited Partners unanimously agree in writing to continue the business of the Partnership within 90 days of the occurrence of the event causing such dissolution, and, if necessary, appointing a new general partner of the Partnership; or
     (e) The entry of a decree of judicial dissolution under Section 15(2) of the Act.
     11.02 Liquidation and Termination. On dissolution of the Partnership or termination of any Series, the General Partner shall act as liquidator of the assets of each Series (in the case of a dissolution of the Partnership and the termination of all Series) or the Series to be terminated (in the case of the termination of a particular Series), or may appoint one or more other Persons as liquidator(s); provided that a Majority in Interest shall select the liquidator if the General Partner is a Bankrupt Partner, has become insolvent, or otherwise has dissolved or withdrawn from the Partnership. The liquidator shall proceed diligently to wind up the affairs of the Partnership (or the Series to be terminated) and make final distributions as provided herein. The costs of the liquidation of each Series shall be borne as an Operating Expense allocable to that Series. Until final distribution, the liquidator shall continue to operate the properties of the Partnership with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator in liquidating the assets of any of the Partnership are as follows:
     (a) the liquidator shall pay from the funds of each Series to be liquidated all of the debts and liabilities of such Series and where appropriate of the Partnership (including, without limitation, all expenses incurred in liquidation and any advances described in Section 6.05) or otherwise make adequate provision therefor (including, without limitation, the establishment of a reserve for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine); and
     (b) all remaining assets of each Series to be liquidated shall be distributed to the Partners of that Series as follows:

          (i) the liquidator may sell any or all of the property of such Series, including to Partners of that Series, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of that Series;
          (ii) with respect to all property of such Series that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Partners of that Series shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property that has not been reflected in the Capital Accounts associated with such Series previously would be allocated among the Partners of that Series if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and
          (iii) the remaining assets of the Partnership shall be distributed in accordance with Section 5.02.
To the fullest extent permitted by law, all distributions of property to the Partners of any Series shall be made subject to the liability of each distributee for its allocable share of costs, expenses and liabilities related to such property theretofore incurred or for which the Partnership in respect of such Series, has committed prior to the date of termination of such Series, and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 11.02. The distribution of cash and/or property to a Partner in a particular Series in accordance with the provisions of this Section 11.02 constitutes a complete return to such Partner of its Capital Contributions in respect of such Series and a complete distribution to such Partner of its Partnership Interest in such Series and all the Partnership’s property constituting such Series.
     11.03 Withdrawal of a Limited Partner. The death, retirement, bankruptcy, insolvency, removal or expulsion of any Limited Partner shall not cause, in and of itself, the Partnership or any Series to dissolve.
     11.04 Cancellation of Filing. On completion of the distribution of all Partnership assets as provided herein, the General Partner (or such other Person or Persons as may be required) shall, to the extent then applicable, file a notice of dissolution signed by the General Partner with the Cayman Islands Registrar of Limited Partnerships and cause the cancellation of any other filings made as provided in Section 2.05 and shall take such other actions as may be necessary to terminate the Partnership. Upon the filing of the notice of dissolution in accordance with the Act, the Partnership and this Agreement shall terminate.
ARTICLE XII.
GENERAL PROVISIONS
     12.01 Offset. Whenever the Partnership is to pay any sum to any Partner, any amounts such Partner (or, in the case of a Partner that is a Feeder Fund, any Feeder Fund Investor therein) owes the Partnership or any of its Affiliates and any amounts authorized to be held back under Section 5.02(c) may be deducted from that sum before payment (and any amount so offset in respect of an amount owed to any such Affiliate shall be paid over to such Affiliate and treated as payment by such Limited Partner of such amount to such Affiliate).

     12.02 Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing that writing in the mail, addressed to the recipient, postage paid, and certified with return receipt requested, or by depositing that writing with a reputable overnight courier for next day delivery, or by delivering that writing to the recipient in person, by courier, by facsimile transmission, by delivering that writing to the recipient via electronic mail or by posting such notice to Carlyle’s intranet website and sending an electronic mail to the recipient notifying it of such posting. A notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. All notices, requests and consents to be sent to a Partner must be sent to or made at or transmitted via electronic mail to the addresses or electronic mail address given for that Partner in the instrument described in Section 3.05(c) or such other address (including such other electronic mail address) as that Partner may specify by notice to the other Partners. Any notice, request or consent to the Partnership shall be given to the General Partner.
     12.03 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Partners relating to the Partnership and supersedes all prior contracts or agreements with respect to the Partnership, whether oral or written. The parties hereto acknowledge that the Partnership or the General Partner, without any further act, approval or vote of any Partner, may enter into side letters and other writings with certain Partners, which have the effect of establishing rights or obligations under, or altering or supplementing the terms of, this Agreement solely as between or among the parties thereto.
     12.04 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership or any Series is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership or any Series. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership or any Series, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable limitations period has expired.
     12.05 Amendment or Modification. (a) Except as may otherwise be expressly provided by this Agreement, this Agreement may be amended, modified, waived or supplemented by the General Partner only with the written consent of the General Partner and a Majority in Interest; provided that, except as expressly provided in this Agreement, no amendment, modification, waiver or supplement of this Agreement shall, without the consent of each Limited Partner whose rights or obligations are adversely affected thereby in any material respect, (a) alter the provisions hereof which govern such Partner’s entitlement to distributions and income allocations or (b) decrease the interest in the Partnership of such Partner (including the provisions hereof providing for allocation of debits and credits to such Partner’s Capital Account provided for in this Agreement). Notwithstanding anything herein to the contrary, (i) the terms of the Guarantee set forth in Exhibit A to this Agreement may be amended by the General Partner without the consent of any Limited Partner to make changes to the Guarantee negotiated with limited partners or other investors in any Fund Entity and (ii) subject to the proviso to the preceding sentence, this Agreement may be amended by the General Partner without the consent of any Limited Partner to give effect to the provisions of Section 2.10.

     (b) The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for (i) the election of a safe harbor under Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that Partnership Interest, (ii) an agreement by the Partnership and all of its Partners to comply with the requirements set forth in such regulations and Internal Revenue Service Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective, and (iii) any other amendments reasonably related thereto or reasonably required in connection therewith.
     12.06 Binding Effect. Subject to the restrictions on Dispositions of Partnership Interests set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Partners and their legal representatives and estates. This Agreement is for the sole benefit of the Partners, and no other Person shall have any rights, benefits or remedies by reason of this Agreement, nor shall any Partner owe any duty or obligation whatsoever to any such Person (other than the Partners) by virtue of this Agreement.
     12.07 Governing Law; Submission to Jurisdiction; Severability. EXCEPT FOR THE INTERPRETATION OF THE TERM “GROSS NEGLIGENCE” (WHICH SHALL BE GOVERNED BY DELAWARE LAW), THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS AND THE PARTIES SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CAYMAN ISLANDS COURTS. IN PARTICULAR, THE PARTNERSHIP IS FORMED PURSUANT TO THE ACT, AND THE RIGHTS AND LIABILITIES OF THE PARTNERS SHALL BE AS PROVIDED THEREIN, EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.
     12.08 Further Assurances. In connection with this Agreement and the transactions contemplated thereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.
     12.09 Counsel to the Partnership. Counsel to the Partnership may also be counsel to the General Partner. The General Partner may execute on behalf of the Partnership and the Partners any consent to the representation of the Partnership that counsel may request pursuant to the applicable rules of professional conduct in any jurisdiction (“Rules”). The Partnership has initially selected [     ] with respect to U.S. law and Walkers with respect to Cayman Islands law (together the “Partnership Counsel”) as legal counsel to the Partnership. Each Limited Partner acknowledges that the Partnership Counsel does not represent any Limited Partner in the absence of a clear and explicit agreement to such effect between the Limited Partner and the Partnership Counsel (and then only to the extent specifically set forth in that agreement), and that in the absence of any such agreement the Partnership Counsel shall owe no duties directly to a Limited Partner. In the event any dispute or controversy arises between any Limited Partner and the Partnership, or between any Limited Partner or the Partnership, on the one hand, and the General Partner (or an Affiliate thereof) that the Partnership Counsel represents, on the other hand, then each Limited Partner agrees that the Partnership Counsel may represent either the Partnership or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Limited Partner hereby consents to such representation. Each Limited Partner further acknowledges that, whether or not the Partnership Counsel has in the past represented such Limited Partner with respect to other matters, the Partnership Counsel has not represented the interests of any Limited Partner in the preparation and negotiation of this Agreement.
     12.10 Representations and Warranties.
     (a) Each Limited Partner which is not a natural person represents, warrants and covenants to the other Partners that such Limited Partner is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to perform its obligations hereunder and that the execution, delivery and performance of this Agreement has been duly authorized by such Limited Partner.
     (b) Each Limited Partner who is a natural person represents, warrants and covenants to the other Partners that such Limited Partner has the legal capacity to enter into this Agreement and perform such Limited Partner’s obligations hereunder.
     (c) Each Limited Partner represents, warrants and covenants to the other Partners that:
          (i) this Agreement has been duly executed and delivered by such Limited Partner and constitutes the valid and legally binding agreement of such Limited Partner enforceable in accordance with its terms against such Limited Partner subject to the effect of bankruptcy, insolvency, moratorium and other similar laws relating to creditors’ rights generally, by general equitable principles and by an implied covenant of good faith and fair dealing;
          (ii) the execution and delivery of this Agreement by such Limited Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which such Limited Partner or any Affiliate is a party or by which it or any Affiliate is bound or to which its or any Affiliate’s properties are subject, or require any authorization or approval under or pursuant to any of the foregoing which has not been obtained, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Limited Partner or any Affiliate is subject;
          (iii) such Limited Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which the properties of it are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect such Limited Partner’s ability to carry out its obligations under this Agreement;
          (iv) there is no litigation, investigation or other proceeding pending or, to the knowledge of such Limited Partner, threatened against such Limited Partner or any of its Affiliates as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect such Limited Partner’s ability to carry out its obligations under this Agreement;
          (v) no consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of such Limited Partner is required for the execution and delivery of this Agreement by such Limited Partner and the performance of its obligations and duties hereunder;
          (vi) such Limited Partner is acquiring its interest in the Partnership for such Limited Partner’s own account and not with a view to resale or distribution;
          (vii) such Limited Partner understands that such interests in the Partnership have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated;
          (viii) such Limited Partner understands and agrees further that, subject to the limited rights set forth in this Agreement, its interest in the Partnership must be held indefinitely unless such interest is subsequently registered under the Securities Act, the securities laws of any state thereof and the securities laws of any other jurisdiction or an exemption from registration under the Securities Act and these laws covering the sale of such interests is available; that even if such an exemption is available, the assignability and transferability of its interests in the Partnership will be governed by this Agreement, which imposes substantial restrictions on transfer; that legends stating that its interests in the Partnership have not been registered under the Securities Act and these laws and setting out or referring to the restrictions on the transferability and resale of the Partnership Interests will be placed on all documents evidencing such Partnership Interests;
          (ix) such Limited Partner is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;
          (x) either (A) such Limited Partner is a “qualified purchaser” within the meaning of Section 2(a)(51)(A) of the 1940 Act, (B) such Limited Partner is an executive, officer, director, trustee, general partner, advisory board member, or Person serving in a similar capacity, of a Fund Entity, the Partnership, the General Partner or an Affiliate thereof, (C) such Limited Partner is an employee of a Fund Entity, the Partnership, the General Partner or an Affiliate thereof (other than an employee performing solely clerical, secretarial, or administrative functions with regard to such company or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of a Fund Entity or any other investment company, the investment activities of which are managed by the Partnership, the

General Partner or an Affiliate thereof, and who has performed such duties on behalf of a Fund Entity, the Partnership, the General Partner or an Affiliate thereof, or substantially similar functions or duties for or on behalf of another company, for at least twelve (12) months, (D) such Limited Partner received its Partnership Interest from a Limited Partner described in (A), (B) or (C) above in a donative transfer, or (E) such Limited Partner is an estate planning vehicle for which a Limited Partner described in (B) or (C) above is both responsible for the investment decisions and the source of the funds;
          (xi) if such Limited Partner satisfies Section 12.10(c)(ix) above and clause (A) of Section 12.10(c)(x) above, then (i) such Limited Partner was not organized for the specific purpose of acquiring securities of the Limited Partner or making indirect commitments to the Partnership, (ii) shareholders, partners or other holders of equity or beneficial interests (“Participants”) in the Limited Partner are unable to decide individually whether to participate, or the extent of their participation, in such Limited Partner’s investment in the Partnership or indirect commitment to the Fund Entities, and (iii) the amount of each Participant’s ownership interest in the Limited Partner and indirect commitment to the Fund Entities does not exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of such Participant; provided that if any of the foregoing is untrue, then such Limited Partner has notified the General Partner in writing and provided such additional information satisfactory to the General Partner in order to determine that such Limited Partner’s admission to the Partnership would not jeopardize the Partnership’s exemption from registration under the 1940 Act;
          (xii) such Limited Partner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquisition of an interest in the Partnership and understands the risks of, and other considerations relating to, an acquisition of an interest in the Partnership;
          (xiii) such Limited Partner’s anticipated Capital Contributions to the Partnership and other investments which are not readily marketable are not disproportionate to such Limited Partner’s net worth and such Limited Partner has no need for immediate liquidity in such Limited Partner’s investment in its interests in the Partnership; and
          (xiv) such Limited Partner has carefully read this Agreement and, to the full satisfaction of such Limited Partner, such Limited Partner has been furnished any materials such Limited Partner has requested relating to the Partnership and the Fund Entities and the acquisition of an interest in the Partnership, has consulted to the extent deemed appropriate by such Limited Partner with such Limited Partner’s own advisors as to the financial, tax, legal and related matters concerning an acquisition of an interest in the Partnership and such Limited Partner has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the acquisition of an interest in the Partnership and to obtain any additional information necessary to verify the accuracy of any representations or information provided to such Limited Partner and to make an informed decision with respect to an acquisition of an interest in the Partnership.
     (d) All of the representations, warranties and covenants made under this Section 12.10 shall be deemed to be made on a continuing basis during the term of the Partnership and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
     12.11 Interpretation. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement, or in any agreement contemplated herein or applicable provision of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion”, the Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factor affecting the Partnership or any other Person, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards.
     12.12 Counterparts. This Agreement (and any Exhibits hereto) may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts shall be construed together and constitute the same instrument.
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     Executed as a deed by the parties hereto on the date first set forth above.
     GENERAL PARTNER:

[NAME OF GP]
By:
Name:
Title:

Witness:

CLASS A LIMITED PARTNER:

[_________________________]

By:	[_________________________]

By:	[_________________________]

By:

Name:
Title:

Witness:

     CLASS A LIMITED PARTNER:

THE CARLYLE GROUP EMPLOYEE CO., L.L.C.

By:

Name:
Title:

Witness:

     CLASS B LIMITED PARTNER:

[ ]

By:

Name:
Title:

Witness:

     CLASS C LIMITED PARTNERS:

[__________________]

Witness:

EXHIBIT A
Form of Guarantee
[_________________]
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Suite 220 South
Washington, D.C. 20004
[______], 2012
Ladies and Gentlemen:
This Guarantee (the “Guarantee”) dated as of [______], 2012, is executed by each of the undersigned, for the benefit of [_________________], a Cayman Islands exempted limited partnership (the “Partnership”), and its limited partners (the “Limited Partners”), to guarantee certain hereinafter defined obligations of [_________], a Cayman Islands exempted limited partnership (the “General Partner”), under the Amended and Restated Limited Partnership Agreement of the Partnership dated as of ___________, 2012 (as amended from time to time, the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.
1.	Guarantee of General Partner Giveback.
(a)	The General Partner shall cause each Person (other than any Employee Award Vehicle) who ultimately receives Carried Interest proceeds from the General Partner in respect of the Partnership (each a “Guarantor”) to execute a counterpart of this Guarantee; provided that in lieu of a Guarantee from any such ultimate recipient of Carried Interest, the General Partner may cause the individual person that received an initial allocation of Carried Interest in respect of the Carried Interest payable to such ultimate recipient to execute a Guarantee in respect of the performance of the Giveback Obligation in respect of such ultimate recipient’s respective share of the Carried Interest.

(b)	Each Guarantor, by executing a counterpart of this Guarantee, unconditionally and irrevocably, on a several but not joint basis, guarantees for the benefit of the Partnership and each Limited Partner the payment in cash and performance when due of the General Partner’s obligations to the Partnership as determined under Section 9.4 of the Agreement (the “Giveback Obligation”), such several obligation to be solely to the extent of the amount of such Guarantor’s Pro Rata Share (as hereinafter defined) of the Giveback Obligation, and to the extent that for any reason the General Partner shall fail fully and punctually to pay and perform the Giveback Obligation, each of the Guarantors shall pay to the Partnership such amount (net of any prior fundings to the General Partner from or on behalf of such Guarantor to pay such amount). None of the Guarantors shall have any obligation to pay the amounts owed under this paragraph 1(b) by any other Guarantor.

(c)	A Guarantor’s “Pro Rata Share” of the Giveback Obligation shall equal the difference between (i) the product of (A) the Carried Interest Giveback Percentage (as defined below) of such Guarantor and (B) the amount of such Giveback Obligation, and (ii) the total amounts paid by the General Partner on behalf of such Guarantor in satisfaction of such Giveback Obligation.

(d)	A Guarantor’s “Carried Interest Giveback Percentage” shall mean the percentage determined by dividing (i) the amount of Carried Interest received by such Guarantor (or deemed received by such Guarantor pursuant to the limited partnership agreement of the General Partner) and not recontributed by such Guarantor to the entity from which such Guarantor received such Carried Interest by (ii) the aggregate amount of Carried Interest distributed to the General Partner.

(e)	The guarantees provided for in this paragraph 1 are absolute, unconditional, continuing guarantees of payment and performance and not of collectability, and are in no way conditioned or contingent upon any attempt to collect from the General Partner, enforce performance by the General Partner or on any other condition or contingency. The obligations and agreements of the Guarantors under this paragraph 1 shall be performed and observed without requiring any notice of non-payment, non-performance or non-observance by the General Partner or any proof thereof or demand therefor, all of which Guarantors expressly waive to the fullest extent they are legally permitted to do so.

(f)	To the fullest extent permitted by law, the guarantees provided in this paragraph 1 shall be binding upon each of the Guarantors and shall remain in full force and effect irrespective of, and shall not be terminated by, the existence of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the terms of such guarantee. To the fullest extent permitted by law, the liability of each of the Guarantors under the guarantees provided in this paragraph 1 shall be absolute, unconditional and irrevocable irrespective of:
(i)	any change, whether or not agreed to by such Guarantor, in the time, manner or place of any payment or performance of the Giveback Obligation, or in any other term of, the Agreement or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms or provisions of the Giveback Obligation or the Agreement;

(ii)	the lack of power or authority of such Guarantor to execute and deliver this Guarantee or the General Partner to execute and deliver the Agreement; any defense which may at any time be available to, or asserted by, the General Partner against the Partnership under the Agreement (other than by reason of the full payment and performance of the Giveback

Obligation); the existence or continuance of the General Partner as a legal entity; or the bankruptcy or insolvency of the General Partner, the admission in writing by the General Partner of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with creditors;

(iii)	any act, failure to act, delay or omission whatsoever on the part of the General Partner, any failure to give to the General Partner notice of default in the making of any payment due and payable under the Giveback Obligation or notice of any failure on the part of the General Partner to do any act or thing or to observe or perform any covenant, condition or agreement by it to be observed or performed under the Agreement; or

(iv)	any other event or circumstance which might otherwise constitute a defense available to, or a discharge of the General Partner in respect of, the Giveback Obligation (other than an express discharge or release by the consent of at least [ ] in Interest of the Limited Partners), it being the purpose and intent of this Guarantee that the obligations of each Guarantor hereunder shall be absolute, unconditional and irrevocable and shall not be discharged or terminated except by full and complete payment and performance of the Giveback Obligation by the General Partner or by payment by such Guarantor of his or her obligations as set forth in paragraph 1(b) above.
(g)	Each of the Guarantors, to the fullest extent he or it may legally do so, waives notice of acceptance of the guarantee provided for in this paragraph 1 and of the Giveback Obligation and also waives promptness, diligence, presentment, demand of payment, notice of default, dishonor, non-payment, non-performance or any other notice to or upon the General Partner or to such Guarantor.

(h)	Each of the Guarantors, to the fullest extent he or it may legally do so, waives any right now or hereafter existing requiring the Partnership, or any Limited Partner, as a condition to proceeding against such Guarantor hereunder, to proceed against the General Partner or any other Person, or pursue any other remedy in the Partnership’s or such Limited Partner’s power.

(i)	Each of the Guarantors, to the fullest extent he or it may legally do so, waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof as amended or recodified from time to time, and agrees that any payment or performance of the Giveback Obligation or other act which tolls any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to any liability of such Guarantor hereunder.

(j)	Each of the Guarantors, to the fullest extent he or it may legally do so, waives all rights and benefits under any applicable law (to the extent applicable to such Guarantor hereunder) requiring the beneficiaries of the provisions of this paragraph 1 to pursue the General Partner or any other Person or remedy or exhaust any security before proceeding against such Guarantor.
2.	Collection Expenses. If the Partnership or any Limited Partner is required to pursue any remedy against a Guarantor hereunder, such Guarantor shall pay to the Partnership or such Limited Partner, upon demand, all reasonable attorney’s fees and expenses and all other costs and expenses reasonably incurred by such party in enforcing this Guarantee against such Guarantor, subject to presentation of such evidence of incurrence of such expenses as such Guarantor may reasonably request.

3.	Miscellaneous.
     (a) This Guarantee shall not be amended, modified, released or discharged with respect to any Guarantor except with a prior written consent of a Majority in Interest of the Limited Partners and the prior written consent of such Guarantor; provided that if the right to receive distributions of Carried Interest shall be assigned by any Guarantor to [     ] or any of its Affiliates approved by the Investor Advisory Committee (the “Carlyle Carried Interest Assignee”), such Guarantor shall be released from this Guarantee with respect to the Carried Interest so assigned upon the Carlyle Carried Interest Assignee becoming a party hereto and agreeing to become bound hereby with respect to the Carried Interest so assigned to it; and provided, further, that this guarantee may be amended by the General Partner (i) without the consent of the Limited Partners to cure any ambiguity or correct or supplement any provision hereof which is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical omissions unless such amendment adversely affects the interests of any of the Limited Partners or (ii) on any other basis on which the General Partner may amend the Agreement pursuant to Section 11.3 thereof.
     (b) This Guarantee and the rights and obligations of each of the parties hereto and the Limited Partners shall be governed by and construed in accordance with the laws of the State of New York. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, to the extent subject matter jurisdiction exists therefor, and each Guarantor irrevocably submits to the non-exclusive jurisdiction of each of those courts in respect of any such action or proceeding.
     (c) This Guarantee may be executed through the use of separate signature pages and in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the same counterpart.
     (d) This Guarantee may be enforced by the Partnership or any Limited Partner as a third-party beneficiary of this Guarantee and the obligations of each of the Guarantors hereunder.
     (e) Each Guarantor shall provide to the General Partner such information in the possession of such Guarantor as shall reasonably be required for the calculation of such Guarantor’s Pro Rata Share of the Giveback Obligation.

     If the above correctly reflects our understanding with respect to the foregoing matters, please so confirm by signing the enclosed copy of this letter.

Sincerely,

GENERAL PARTNER:

[_____________________]

By:	[_________],
its general partner

By:
Name:
Title:

GUARANTORS:

To be signed by each Guarantor
by counterpart signature page